                                                                  EXHIBIT 4(iv)

                                CREDIT AGREEMENT


               CREDIT AGREEMENT, dated as of December 21, 2000, among KULICKE AND SOFFA INDUSTRIES, INC., a Pennsylvania corporation (the "Borrower"), the several banks and other financial institutions from time to time parties hereto (the "Banks") and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks hereunder (in such capacity, the "Agent").


W I T N E S S E T H:

               In consideration of the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


SECTION 1.  DEFINITIONS

               1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

               "Affected Bank": has the meaning assigned to such term in Section 2.22.

               "Affiliate": as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and any member, director, officer or employee of any such Person. For purposes of this definition, "control" shall mean the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

               "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

               "Applicable Margin": for any LIBOR Loan on any date, the percentage per annum set forth below opposite the Leverage Ratio shown on the last Compliance Certificate delivered by the Borrower to the Agent pursuant to subsection 5.2(a) prior to such date:

        Level  Leverage Ratio                      Applicable Margin
        I      Less than or equal to               1.0%
               1.0 to 1.0

        II     Less than or equal to 1.25          1.25%
               to 1.0 but greater than
               1.0 to 1.0



        III    Less than or equal to 1.75          1.50%
               to 1.0 but greater than
               1.25 to 1.0

        IV     Less than or equal to 2.25          1.75%
               to 1.0 but greater than
               1.75 to 1.0

        V      Greater than 2.25 to 1.0            2.0%

; provided, however, that (a) adjustments, if any, to the Applicable Margin resulting from a change in the Leverage Ratio shall be effective five Business Days after the Agent has received a Compliance Certificate, (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(a), the Applicable Margin from such date until such Compliance Certificate is actually delivered shall be that applicable under Level V, (c) in the event that the actual Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Applicable Margin shall be recalculated for the applicable period based upon such actual Leverage Ratio and (d) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Compliance Certificate for the fiscal year ending September 30, 2001, the Applicable Margin shall not be less than that provided under Level III. Any additional interest on the Loans resulting from the operation of clause (c) above shall be payable by the Borrower immediately upon the recalculation contemplated therein.

               "Application": in respect of each Letter of Credit issued by the Issuing Bank, an application, in such form as the Issuing Bank may specify from time to time, requesting issuance of such Letter of Credit.

               "Assignment and Acceptance": an assignment and acceptance entered into by a Bank and a Purchasing Bank, and accepted by the Agent, in the form of Exhibit B attached hereto, or such other form as shall be approved by the Agent.

               "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus one half of one percent (0.5%). If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the definition of such term, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

               "Base Rate Loan": any Loan bearing interest at a rate determined by reference to the Base Rate.

               "Borrowing Date": any Business Day on which a Loan is to be made at the request of the Borrower under this Agreement.

               "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized or required by law to close and (a) with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the applicable interbank market, (b) with respect to advances or payments of Loans denominated in an Optional Currency, such day shall also be a day on which all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency and
(c) with respect to advances of LIBOR Loans made in Dollars or any other matters relating to LIBOR Loans made in Dollars, such day shall also be a day on which banks are open for dealings in dollar deposits in the London Interbank Market.

               "Capital Lease": at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

               "Capital Lease Obligations": at any time, the amount of the obligations under Capital Leases which would be shown at such time as a liability on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries prepared in accordance with GAAP.

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

               "Cash Investments": has the meaning assigned to such term in the definition of "Liquidity Ratio".

               "Cerprobe Acquisition": the acquisition by the Borrower or a Subsidiary thereof of 100% of the Capital Stock of Cerprobe Corporation.

               "Closing Date": the first date on which all of the conditions precedent set forth in Section 4.1 have been satisfied or waived by the Agent.

               "Code": the Internal Revenue Code of 1986, as amended from time to time.

               "Commitment": as to any Bank, the obligation of such Bank to make Loans, to issue and/or acquire participating interests in Letters of Credit hereunder, in an aggregate Dollar Equivalent amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I hereto under the caption "Commitment," as the same may be changed from time to time in accordance with the provisions of this Agreement and/or any applicable Assignment and Acceptance.

               "Commitment Fees": those certain fees payable to the Banks on their unused Commitments as described in subsection 2.7(a).

               "Commitment Fee Rate": on any date, 0.375%.

               "Commitment Percentage": as to any Bank at any time, the percentage which such Bank's Commitment constitutes of the aggregate Commitments of all Banks at such time (or at any time after the Commitments shall have expired or terminated, the percentage which the amount of such Bank's Exposure constitutes of the aggregate amount of the Exposure of all Banks at such time).

               "Commitment Period": the period from and including the date hereof to but not including the Termination Date.

               "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

               "Compliance Certificate": has the meaning assigned to such term in subsection 5.2(a).

               "Computation Date": has the meaning assigned to such term in subsection 2.6(a).

               "Contractual Obligation": as to any Person, any provision of any security issued by such Person or any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Declining Bank": has the meaning assigned to such term in subsection 2.14(d)(i).

               "Declining Bank's Maturity Date": has the meaning assigned to such term in subsection 2.14(d)(i).

               "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.

               "Dollar Equivalent": with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

               "Dollar Equivalent Facility Usage": at any time the sum of (i) the Dollar Equivalent amount of all Loans then outstanding, and (ii) the Letter of Credit Obligations then outstanding.

               "Dollars" and "$": dollars in lawful currency of the United States of America.

               "Domestic Subsidiary": shall mean any Subsidiary organized under the laws of any jurisdiction of the United States of America or one of its states, commonwealths or territories or the District of Columbia of which the Borrower owns more than seventy-five percent (75.0%) of the Capital Stock.

               "EBITDA": shall mean, for any period, consolidated net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation and amortization, (d) non-cash extraordinary or unusual charges or other non-cash charges not incurred in the ordinary course of business included in the calculation of consolidated net income, less interest income and extraordinary or unusual gains or other gains not incurred in the ordinary course of business included in the calculation of consolidated net income, in each case determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP for such period.

               "Environmental Laws": any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Requirement of Law regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

               "Equivalent Amount": at any time, as determined by the Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"), the amount of such Equivalent Currency converted from such Reference Currency using the average spot rate quoted to the Agent (based on the market rates then prevailing and available to the Agent) or the commercial market rate of exchange, as determined by the Agent, for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Agent on the second Business Day immediately preceding the event for which such calculation is made.

               "Equivalent Currency": has the meaning assigned to such term in the definition of Equivalent Amount.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Euro": Euro units.

               "Eurocurrency Rate Reserve Percentage": the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period: (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System; and
(ii) to be maintained by a Bank as required for reserve liquidity, special deposit, or a similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against
(A) any category of liabilities that includes deposits by reference to which a LIBOR Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Tranches to which a LIBOR Rate applies.

               "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Existing Credit Agreement": the Amended and Related Credit Agreement, dated as of March 26, 1998 between the Borrower and PNC Bank, National Association, as heretofore amended, supplemented or otherwise modified.

               "Exposure": as to any Bank at any date, an amount equal to the sum of (a) the aggregate Dollar Equivalent amount of all Loans made by such Bank then outstanding and (b) such Bank's Commitment Percentage multiplied by the Letter of Credit Obligations then outstanding.

               "Extension Request": has the meaning assigned to such term in subsection 2.14(d)(i).

               "Extensions of Credit": the collective reference to Loans made and Letters of Credit issued under this Agreement.

               "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

               "Fee Letter": the letter, dated December 1, 2000, from the Agent to the Borrower relating to the payment of certain fees and expenses in connection with the transactions contemplated hereby, as amended, supplemented or otherwise modified from time to time.

               "Flip Chip": has the meaning assigned to such term in subsection 5.11.

               "Foreign Subsidiary": shall mean any Subsidiary organized under the laws of any jurisdiction other than the United States of America or one of its states, commonwealths or territories or the District of Columbia of which the Borrower either directly or indirectly owns more than fifty-one percent (51.0%) of the Capital Stock.

               "GAAP": at any time with respect to the determination of the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect in the United States on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined, consistently applied.

               "Governmental Acts": has the meaning assigned to such term in subsection 2.8(j).

               "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantor": shall mean any Subsidiary that is a party to a Guaranty.

               "Guaranty": shall mean each Guaranty and Suretyship Agreement which is now or hereafter executed by any of the then current Subsidiaries and delivered to the Agent in accordance with the provisions of Sections 4.1(b) or
6.3 of this Agreement.

               "Guaranty Obligation": as to any Person, any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such contingently liable Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. Guaranty Obligations of any Person shall include the amount of any future "earn-out" or similar payments to be made to any other Person in connection with a permitted acquisition whether or not the same are reflected as indebtedness on the financial statements of the contingently liable Person.

               "Guaranty Opinion": an opinion or opinions of counsel reasonably acceptable to the Agent, with respect to the enforceability of a Guaranty in the form of Exhibit E delivered to the Agent by the applicable Subsidiary.

               "Indebtedness": of any Person at any date, without duplication:

                  (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business payable in accordance with customary practices), including earn-outs and similar obligations,

                  (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument,

                  (c) all Capital Lease Obligations of such Person,

                  (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person,

                  (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,

                  (f) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements, netting agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Agent and in accordance with accepted practice),

                  (g) withdrawal liabilities of such Person or any Commonly Controlled Entity under a Plan,

                  (h) all obligations of such Person under any lease treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes,

                  (i) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively, "Receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, and

                  (j) all Guaranty Obligations of such Person with respect to liabilities of a type described in any of clauses (a) through (i) of this definition.

               The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

               "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent": pertaining to a condition of Insolvency.

               "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each calendar quarter while such

Loan is outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Loan having an Interest Period longer than three months, the day which is (i) three months after the first day of such Interest Period and (ii) the last day of such Interest Period.

               "Interest Period": with respect to any LIBOR Loan:

                  (a) initially the period commencing on the borrowing or continuation date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing, given with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent in a Notice of Borrowing not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, that the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iii) no Interest Period shall extend beyond the Termination
Date.

               "Investments": investments (by loan or extension of credit, purchase, advance, guaranty, capital contribution, creation or assumption of any other liability or otherwise) made in cash or by delivery of Property in any Person, whether by acquisition of stock or other ownership interest, indebtedness or other obligation, or by loan, advance or capital contribution, or any agreement to do any of the foregoing, which agreement is not conditioned upon obtaining the Agent's or the Banks' consent to the extent consent would be required by this Agreement.

               "Issuing Bank": PNC Bank, National Association, or such other Bank as designated by the Borrower to be the Issuing Bank and approved by the Required Banks, in its capacity as issuer of any Letter of Credit.

               "Law": any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Governmental Authority.

               "Lending Office": the lending office(s) of the Banks set forth on
Schedule I hereto or notice of which has been given to the Agent in accordance with the provisions of this Agreement.

               "Letter of Credit": has the meaning assigned to that term in subsection 2.8(a).

               "Letter of Credit Coverage Requirement": with respect to each Letter of Credit at any time, 102% of the maximum amount available to be drawn thereunder at such time (determined without regard to whether any conditions to drawing could be met at such time).

               "Letter of Credit Fee": has the meaning assigned to that term in subsection 2.8(b).

               "Letter of Credit Fee Rate": on any date, the percentage per annum set forth below opposite the Leverage Ratio shown on the last Compliance Certificate delivered by the Borrower to the Agent pursuant to subsection 5.2(a) prior to such date:

        Level         Leverage Ratio                   Letter of Credit Fee Rate
        I             Less than or equal to               1.0%
                      1.0 to 1.0

        II            Less than or equal to 1.25          1.25%
                      to 1.0 but greater than
                      1.0 to 1.0

        III           Less than or equal to 1.75          1.50%
                      to 1.0 but greater than
                      1.25 to 1.0

        IV            Less than or equal to 2.25          1.75%
                      to 1.0 but greater than
                      1.75 to 1.0

        V             Greater than 2.25 to 1.0            2.0%

; provided, however, that (a) adjustments, if any, to the Letter of Credit Fee Rate resulting from a change in the Leverage Ratio shall be effective five Business Days after the Agent has received a Compliance Certificate, (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(a), the Letter of Credit Fee Rate from such date until such Compliance Certificate is actually delivered shall be that applicable under Level V, (c) in the event that the actual Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Letter of Credit Fee Rate shall be recalculated for the applicable period based upon such actual Leverage Ratio and
(d) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Compliance Certificate for the fiscal year ending September 30, 2001, the Letter of Credit Fee Rate shall be that applicable under Level
III. Any additional fees on the Letters of Credit resulting from the operation of clause (c) above shall be payable by the Borrower to the Banks within five
(5) days after receipt of a written demand therefor from the Agent.

               "Letter of Credit Obligations": at any time, an amount equal to the sum of (a) 100% of the maximum amount available to be drawn under all Letters of Credit outstanding at such time (determined without regard to whether any conditions to drawing could be met at such time) and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 2.8(d)(i).

               "Letter of Credit Participant": in respect of each Letter of Credit, each Bank (other than the Issuing Bank) in its capacity as the holder of a participating interest in such Letter of Credit.

               "Leverage Ratio": on any date (a) Senior Funded Debt on such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on such date, for the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP. To the extent that any Person is a Subsidiary on any date of determination, but was not a Subsidiary for the entire period of four consecutive fiscal quarters ending on such date, EBITDA of such Person before it became a Subsidiary shall not be included in calculating the Leverage Ratio.

               "LIBOR Loan": any Loan bearing interest at a rate determined by reference to the LIBOR Rate.

               "LIBOR Rate":

                  (a) with respect to Loans in Dollars comprising any Tranche to which the LIBOR Rate applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the London interbank offered rate of interest per annum appearing on Dow Jones Market Service display page 3750 or such other display page of the Dow Jones Market Service as may replace such page evidencing quotes by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Eurocurrency Rate Reserve Percentage. Such LIBOR Rate may also be expressed by the following formula:

                                    DJMS page 3750 quoted by British Bankers'
        LIBOR Rate =         Association or appropriate successor
                      ----------------------------------------------------------
                      1.00 - Eurocurrency Rate Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any LIBOR Loan in Dollars outstanding on the effective date of any change in the Eurocurrency Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  (b) with respect to Loans in an Optional Currency comprising any Tranche to which the LIBOR Rate applies for any Interest Period, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate of interest per annum for deposits in the relevant Optional Currency which appears on the relevant Dow Jones Market Service page (or, if no such quotation is available on such Dow Jones Market Service page, on the appropriate Reuters Screen) at approximately 9:00 a.m., Philadelphia time, two (2) Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period for a period, and in an amount, comparable to such Interest Period and principal amount of such Tranche ("Optional Currency Euro Rate") by
(ii) a number equal to 1.00 minus the Eurocurrency Rate Reserve Percentage. Such LIBOR Rate may also be expressed by the following formula:

               LIBOR Rate   =           Optional Currency  Euro Rate
                                -----------------------------------------------
                                    1 - Eurocurrency Rate Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any LIBOR Loan in an Optional Currency outstanding on the effective date of any change in the Eurocurrency Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The LIBOR Rate for any Loans in an Optional Currency shall be based upon the LIBOR Rate for the currency in which such Loans are requested.

               "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

               "Liquidity Ratio": at any time, the ratio of cash and Cash Investments to Senior Funded Debt at such time, on a consolidated basis for the Borrower and its Subsidiaries.

As used herein, "Cash Investments" means "Permitted Investments" which are held at a Bank or an affiliate thereof, and managed pursuant to the Borrower's direction and investment policy, plus (without duplication), to the extent the aggregate amount of Cash Investments exceeds $50,000,000, all other Permitted Investments in excess thereof, whether or held at a Bank or affiliate.

               "Loan Documents": this Agreement, the Notes, the Guaranties, the Pledge Agreements, any certificates delivered pursuant to this Agreement, and the Applications, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and "Loan Document" shall mean any of the Loan Documents.

               "Loans": has the meaning assigned to such term in subsection 2.1(a).

               "Material Adverse Effect" shall mean any event, condition or occurrence as to the Borrower which individually or in the aggregate with any other such event, condition or occurrence and whether through the effect on the Borrower's business, property, profits or financial condition could reasonably be expected to (a) result in, to the extent not fully covered by insurance, any liability, loss, forfeiture, penalty, costs, fine, expense, payment or other monetary obligation or loss of property of the Borrower in excess of 5% of the Borrower's consolidated shareholders' equity, determined in accordance with GAAP, as reflected in the Borrower's then most recently prepared annual or quarterly financial statements, and/or (b) materially impair the ability of the Borrower to meet all of its obligations to the Banks.

               "Material Subsidiary" shall mean, at any date, any Subsidiary in which either (i) the aggregate revenue generated by such Subsidiary equals or exceeds an amount equal to ten percent (10%) of the consolidated aggregate revenues generated by the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended, or (ii) the aggregate book value of the assets of such Subsidiary equals or exceeds ten percent (10%) of the then current book value of all the assets of the Borrower and its Subsidiaries. A Subsidiary that is a Material Subsidiary at any date pursuant to this definition shall continue to be or be deemed to be a Material Subsidiary at all times thereafter, without regard to the results of any future re-determination pursuant to this definition.

               "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphynels, and ureaformaldehyde insulation.

               "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "Net Worth": at any date, the excess of assets over liabilities as would appear on a balance sheet for the Borrower and its Subsidiaries at such date, prepared on a consolidated basis in accordance with GAAP.

               "Nonqualified Deferred Compensation Plan": any unfunded, nonqualified deferred compensation arrangement of the Borrower or a Subsidiary intended to cover a select group of management or highly compensated employees or non-employee directors.

               "Notes": has the meaning assigned to such term in Section 2.3, as the same may be amended, supplemented or otherwise modified from time to time.

               "Notice of Borrowing": with respect to a Loan of any Type, a notice from the Borrower in respect of such Loan, containing the information in respect of such Loan and delivered to the Agent, in the manner and by the time specified pursuant to the terms hereof. A form of the Notice of Borrowing for Loans is attached hereto as Exhibit C.

               "Optional Currency": shall mean, in each case subject to availability, any freely convertible foreign currencies as may be requested by the Borrower and are acceptable to the Agent and the Banks in their sole discretion.

               "Original Currency": has the meaning assigned to such term in
Section 2.19.

               "Other Currency": has the meaning assigned to such term in
Section 2.19.

               "Other Taxes": has the meaning assigned to such term in subsection 2.17(b).

               "Participant": has the meaning assigned to such term in subsection 9.6(f).

               "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

               "Permitted Investments": shall mean (a) direct obligations of, or obligations fully and unconditionally guaranteed by, the United States of America, (b) deposit accounts in, or certificates of deposit issued by, any commercial bank in the United States of America having total capital and surplus in excess of Seventy Five Million Dollars ($75,000,000) or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation, (c) investment grade (rated in one of the four highest rating categories) commercial paper, bankers' acceptances or similar financial instruments, (d) investment grade bonds (rated in one of the four highest rating categories), (e) mutual funds having at least eighty percent (80%) of their assets in cash and/or investments included in (a), (b), (c) or (d) above, time deposits in commercial banks at subsidiary locations, (f) money market mutual funds, (g) floating rate notes resetting every 30 days or less (and rated in one of the four highest rating categories), (h) taxable or tax exempt auction rate preferred stock resetting every 7, 28, 35 or 49 days (and rated in one of the four highest rating categories), (i) repurchase agreements, the collateral for which is a Permitted Investment, (j) corporate bonds and medium term notes of U.S. corporations with a maturity date not to exceed 3 years from date of investment by the Borrower and a credit rating of not less than A from Standard & Poor's Rating Group, a division of McGraw Hill Corporation, or Moody's Investors Service, Inc., (k) with respect to amounts attributable to benefits under a Nonqualified Deferred Compensation Plan, mutual funds permitted under the Nonqualified Deferred Compensation Plan, and/or (l) asset backed securities having a credit rating by Standard & Poor's Rating Group or Moody's Investors Service, Inc., of not less than A.

               "Permitted Liens": shall mean:

                  (a) Liens for taxes, assessments or similar charges incurred in the ordinary course of business which are not yet due and payable;

                  (b) Pledges or deposits made in the ordinary course of business to secure repayment of workers' compensation, or to participate in any fund in connection with compensation, insurance, old-age pensions or other social security programs, as well as any underlying lien, if any, being replaced by such pledge or deposit;

                  (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like lienors, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, as well as any underlying lien, if any, being replaced by such pledge, deposit or bond;

                  (e) Liens in favor of the Agent or the Banks to secure the obligations under the Loan Documents or under any interest or currency swap, future, option or other interest rate protection agreement relating to the Loans with the Agent or any Bank ("Hedge Liens"), which Hedge Liens may not rank higher than the Liens in favor of the Agent and the Banks under the Loan Documents;

                  (f) Purchase Money Security Interests covering real estate or equipment in favor of the vendor or financier thereof, provided that the principal amount secured by each such security interest does not exceed the unpaid purchase price for such real estate or equipment;

                  (g) Liens and encumbrances granted by (i) the Further Debenture dated October 2, 1995 between American Fine Wire Limited ("AFWL") and Rothschild Australia LTD ("RAL"), (ii) the Security Agreement dated December 31, 1992 between American Fine Wire Corporation ("AFW") and RAL and (iii) those certain Guaranty and Indemnity Agreements dated December 31, 1992 among RAL and each of AFWL, AFW & Dr. Mueller Feindraht AG, as such agreements are in effect on the date hereof (the "RAL Agreements");

                  (h) Liens existing on any asset of any Person at the time such Person is acquired by the Borrower and/or becomes a Subsidiary of the Borrower and not created in contemplation of such event; provided that, such Liens shall be limited to the property of such acquired Person and shall not attach to the property of any other Subsidiary by acquisition, merger or otherwise;

                  (i) Liens granted in connection with the Securitization.

               "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "Pledge Agreement": shall mean each Pledge Agreement which is now or hereafter executed by the Borrower or any Subsidiary and delivered to the Agent in accordance with the provisions of Section 4.1(b), 5.9 or 6.3 of this Agreement each as amended, supplemented, or otherwise modified from time to time.

               "Pledge Opinion": an opinion or opinions of counsel reasonably acceptable to the Agent with respect to the enforceability and perfection under all applicable laws of the security interests granted to the Agent in the Capital Stock of the applicable Foreign Subsidiary.

               "Prime Rate": the rate of interest per annum publicly announced from time to time by PNC Bank, National Association as its prime rate in effect at its principal office in Philadelphia, Pennsylvania; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

               "Principal Office": the main banking office of the Agent in Philadelphia, Pennsylvania.

               "Probe Acquisition": the acquisition by the Borrower or a Subsidiary thereof of 100% of the Capital Stock of Probe Technology Corporation.

               "Properties": the collective reference to the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries.

               "Publication 500": has the meaning assigned to such term in subsection 2.8(f).

               "Purchase Money Security Interest": Liens upon tangible personal property securing loans to the Borrower or deferred payments by the Borrower for the purchase of such tangible personal property, in each case securing amounts which do not exceed the purchase price of the property subject to such security interests.

               "Purchasing Bank": has the meaning assigned to such term in subsection 9.6(b).

               "Reference Currency": has the meaning assigned to such term in the definition of Equivalent Amount.

               "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

               "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

               "Reimbursement Obligation": in respect of each Letter of Credit, the obligation of the Borrower to reimburse the Issuing Bank for all drawings made thereunder in accordance with subsection 2.8(d)(i) and the Application related to such Letter of Credit for amounts drawn under such Letter of Credit.

               "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

               "Replacement Bank": has the meaning assigned to such term in subsection 2.14(d)(ii).

               "Reportable Event": any of the events set forth in Section 4043(c)(1), (2), (4), (5), (6), (10) and (13) of ERISA.

               "Required Banks": at any time, those Banks which are then in compliance with their obligations hereunder holding (a) 66 2/3% of the Commitments of such Banks or (b) in the event the Commitments shall have expired or been terminated, 66 2/3% of the Exposure of such Banks.

               "Requirement of Law": as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Responsible Officer": the chief executive officer, president or chief financial officer of a Person. Unless otherwise qualified, all references to a "Responsible Officer" in this Agreement shall refer to a Responsible Officer of the Borrower.

               "Securitization": a securitization financing on terms acceptable to all of the Banks, pursuant to which receivables of the Borrower are transferred and in respect of which the aggregate Indebtedness incurred by the Borrower and its Subsidiaries is not greater than $40,000,000.

               "Senior Funded Debt": at any date, without duplication, the aggregate of all indebtedness for borrowed money (other than Subordinated Debt), indebtedness in connection with the Securitization, Guaranty Obligations, Capital Lease Obligations and reimbursement obligations with respect to letters of credit, in each case, for the Borrower and its Subsidiaries determined on a consolidated basis.

               "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "Subordinated Debt": the Borrower's $175,000,000 4 3/4% Convertible Subordinated Notes due 2006, and other Indebtedness of the Borrower and its Subsidiaries that is subordinated to all Indebtedness of the Borrower and its Subsidiaries to the Banks on terms acceptable to the Banks.

               "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only be reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

               "Taxes": has the meaning assigned to such term in Section 2.17.

               "Termination Date": the earlier of (a) December 20, 2003 and (b) the date the Commitments are terminated as provided herein, in each case, as such date may be extended pursuant to Section 2.14(d).

               "Tranche": specified portions of Loans outstanding as follows:
(a) any Loans to which a LIBOR Rate applies which become subject to the same LIBOR Rate under the same Notice of Borrowing and which have the same Interest Period, which are denominated either in Dollars or in the same Optional Currency shall constitute one Tranche, and (b) all Loans to which the Base Rate applies shall constitute one Tranche.

               "Type": when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, "Rate" shall include the LIBOR Rate and the Base Rate.

               "Voting Stock": Capital Stock of any class or classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions).

               "Wholly-Owned Subsidiary": at any time, any Subsidiary one hundred percent (100%) of all of the equity securities (except directors' qualifying shares) and Voting Stock of which are owned by the Borrower and its other Wholly-Owned Subsidiaries at such time.

               "Year 2000 Problem": has the meaning assigned to such term in
Section 3.19.

               1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the Notes and the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined in this Agreement shall be equally applicable to both the singular and plural forms of such terms.


SECTION 2.  LOANS AND TERMS OF COMMITMENTS

               2.1 The Loans.

                  (a) Commitments for Loans. Subject to the terms and conditions hereof, each Bank severally agrees to make revolving credit loans in either Dollars or one or more Optional Currencies (the "Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Commitment; provided, that (i) after giving effect to each such Loan, the aggregate Dollar Equivalent amount of outstanding Loans made by such Bank shall not exceed (x) such Bank's Commitment minus (y) such Bank's Commitment Percentage multiplied by the amount of Letter of Credit Obligations then outstanding, (ii) no Loan to which the Base Rate applies shall be made in an Optional Currency and (iii) the aggregate Dollar Equivalent amount of outstanding Loans in Optional Currencies made by all Banks shall not exceed $10,000,000 at any time. The Commitments may be terminated or reduced from time to time pursuant to Section 2.14. Within the foregoing limits, the Borrower may during the Commitment Period borrow, repay and reborrow under the Commitments, subject to and in accordance with the terms and limitations hereof.

                  (b) Interest on Loans. The Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.4 and 2.5; provided, that no Loan shall be made as a LIBOR Loan after the date that is one month prior to the Termination Date.

               2.2 Nature of Banks' Obligations with Respect to Loans. Each Bank shall be obligated to participate in each request for Loans pursuant to Section
2.4 in accordance with its Commitment Percentage. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the obligations of the Borrower to any other party nor shall any other party be liable for the failure of any Bank to perform its obligations hereunder. The Banks shall have no obligation to make Loans hereunder on or after the Termination Date.

               2.3 Notes. The Loans made by each Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a "Note"), payable to the order of such Bank and in a principal amount equal to the amount of the initial Commitment of such Bank; provided, however, that the principal amount of each Loan made in an Optional Currency shall be paid by the Borrower in such Optional Currency. Each Bank is hereby authorized to record the date, currency, Type and amount of each Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure of any Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under such Note. Each Note shall (a) be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) provide for the payment of interest in accordance with Sections 2.9 and 2.10.

               2.4 Procedure for Loans.

                  (a) Except as otherwise provided herein, the Borrower may from time to time prior to the Termination Date request the Banks to make Loans by delivering to the Agent, not later than 11:00 a.m., Philadelphia time, (i) three
(3) Business Days prior to the proposed Borrowing Date with respect to the making of Loans in Dollars to which the LIBOR Rate applies and four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Loans in an Optional Currency and (ii) the Business Day of the proposed Borrowing Date with respect to the making of a Loan to which the Base Rate applies, of a duly completed Notice of Borrowing or a request by telephone immediately confirmed in writing, it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Notice of Borrowing shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans (expressed in the currency in which such Loans shall be funded) comprising each Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $100,000 and not less than $2,500,000 or, if less, the maximum amount under the Commitment; (iii) whether the LIBOR Rate or Base Rate shall apply to the proposed Loans comprising the applicable Tranche; (iv) the currency in which such Loans shall be funded if the Borrower is electing the LIBOR Rate, and (v) in the case of a Tranche to which the LIBOR Rate applies, the Interest Period for the proposed Loans comprising such Tranche.

                  (b) The Agent shall, promptly after receipt by it of a Notice of Borrowing pursuant to this Section 2.4, notify the Banks of its receipt of such Notice of Borrowing specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Loans requested thereby; (ii) the amount, currency, and Type of each such Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Loans as determined by the Agent in accordance with Section 2.2. Subject to the terms and conditions hereof, each Bank shall remit the principal amount of each Loan in the requested currency to the Agent at the Principal Office (or, with respect to Loans in an Optional Currency, such other Lending Office as the Agent shall from time to time notify such Bank) prior to 2:00 p.m., Philadelphia time (or, with respect to Loans in an Optional Currency, such other time as the Agent shall notify the Banks), on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of the office specified in subsection 9.2 (or, with respect to Loans in an Optional Currency, the applicable Lending Office of the Agent) with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent. Unless the Agent shall have received notice from a Bank prior to the date of any borrowing that such Bank will not make available to the Agent such Bank's portion of such borrowing, the Agent may assume that such Bank has made such portion available in accordance with this subsection 2.4(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that any Bank shall not have made such Bank's pro rata portion of such borrowing available to the Agent, such Bank and the Borrower (without prejudice to the Borrower's rights against such Bank) severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate, provided, that, if such Bank shall not pay such amount within three Business Days of such Borrowing Date, the interest rate on such overdue amount shall, at the expiration of such three Business Day period, be the rate per annum applicable to Base Rate Loans. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such borrowing for purposes of this Agreement.

                  (c) If in a Notice of Borrowing no election as to the Type of Loan is specified in any such notice, then the requested Loan shall be a Base Rate Loan. If a LIBOR Loan is requested but no Interest Period with respect to such Loan is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

               2.5 Conversion and Continuation Options. The Borrower shall have the right at any time upon prior irrevocable notice to the Agent (i) not later than 11:00 a.m., Philadelphia time, one Business Day prior to conversion, to convert any LIBOR Loan to a Base Rate Loan, (ii) not later than 11:00 a.m., Philadelphia time, three Business Days prior to conversion or continuation, to convert any Base Rate Loan into a LIBOR Loan or to continue any LIBOR Loan as a LIBOR Loan for any additional Interest Period, (iii) not later than 11:00 a.m. Philadelphia time, four Business Days prior to continuation, to continue any LIBOR Loan denominated in an Optional Currency as a LIBOR Loan in such currency for an additional period and (iv) not later than 11:00 a.m. Philadelphia time, four Business Days prior to conversion to convert the Interest Period with respect to any Loan in an Optional Currency to another permissible Interest Period, subject in each case to the following:

                  (a) a LIBOR Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;

                  (b) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Loan;

                  (c) no LIBOR Loan may be continued as such and no Base Rate Loan may be converted to a LIBOR Loan when any Default has occurred and is continuing and the Agent or the Required Banks have determined that such a continuation is not appropriate;

                  (d) any portion of a LIBOR Loan that cannot be converted into or continued as a LIBOR Loan by reason of subsection 2.5(b) or 2.5(c) or as to which the Borrower has failed to give notice of conversion or continuation automatically shall in the case of a LIBOR Loan denominated in an Optional Currency be prepaid on the last day of the Interest Period in effect for such Loan (subject to the provisions of subsection 2.12(c)), or in the case of any other LIBOR Loan be converted to a Base Rate Loan on the last day of the Interest Period in effect for such Loan;

                  (e) no LIBOR Loan denominated in an Optional Currency may be converted into a Base Rate Loan or converted into a LIBOR Loan denominated in another Optional Currency; and

                  (f) the provisions of subsection 2.6(c) limiting under certain circumstances the continuation of LIBOR Loans denominated in an Optional Currency.

               Each request by the Borrower to convert or continue a Loan shall constitute a representation and warranty that no Default shall have occurred and be continuing. Accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion. In connection with each such conversion or continuation requested by the Borrower, the Borrower shall deliver to the Agent a Notice of Borrowing or shall make such request by telephone immediately confirmed in writing, it being understood that the Agent may rely on the authority of any individual making such telephonic request without the necessity of receipt of such written confirmation.

               2.6 Utilization of Commitments in Optional Currencies.

                  (a) The Agent will determine the Dollar Equivalent amount of
(i) proposed Loans denominated in an Optional Currency as of the requested Borrowing Date, and (ii) outstanding Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) and (ii), a "Computation Date").

                  (b) The Banks shall be under no obligation to make the Loans requested by the Borrower which are denominated in an Optional Currency if any Bank notifies the Agent by 5:00 p.m., Philadelphia time, three (3) Business Days prior to the Borrowing Date for such Loans that such Bank cannot due to market conditions provide its share of such Loans in such Optional Currency. In the event the Agent timely receives a notice from a Bank pursuant to the preceding sentence, the Agent will notify the Borrower no later than 12:00 noon, Philadelphia time, two (2) Business Days prior to the Borrowing Date for such Loans that the Optional Currency is not then available for such Loans, and the Agent shall promptly thereafter notify the Banks of the same. If the Borrower receives a notice described in the preceding sentence, the Borrower may, by notice to the Agent not later than 5:00 p.m., Philadelphia time, two (2) Business Days prior to the Borrowing Date for such Loans, withdraw the Notice of Borrowing for such Loans. If the Borrower withdraws such Notice of Borrowing, the Agent will promptly notify each Bank of the same and the Banks shall not make such Loans. If the Borrower does not withdraw such Notice of Borrowing before such time, (i) the Borrower shall request that the Loans referred to in the Notice of Borrowing be made in Dollars or an a different Optional Currency in an amount equal to the Dollar Equivalent or other Optional Currency equivalent amount of such Loans and shall bear interest at the Base Rate or the LIBOR Rate, as elected by the Borrower, and
(ii) the Agent shall promptly deliver a notice to each Bank stating: (A) that such Loans shall be made in the applicable currency and shall bear interest at the Base Rate or LIBOR Rate, as applicable, (B) the aggregate amount of such Loans, and (C) such Bank's pro rata share of such Loans.

                  (c) If the Borrower delivers a Notice of Borrowing pursuant to
Section 2.5 requesting that the Banks continue as a LIBOR Loan an outstanding Tranche of Loans denominated in an Optional Currency, the Banks shall be under no obligation to continue such LIBOR Loan if any Bank delivers to the Agent a notice by 5:00 p.m., Philadelphia time, three (3) Business Days prior to effective date of such continuation that such Bank cannot due to market conditions provide or continue Loans in such Optional Currency. In the event the Agent timely receives a notice from a Bank pursuant to the preceding sentence, the Agent will notify the Borrower no later than 12:00 noon, Philadelphia time, two (2) Business Days prior to the effective date of such continuation that the continuation of such Loans in such Optional Currency is not then available, and the Agent shall promptly thereafter notify the Banks of the same. If the Agent shall have so notified the Borrower that any such continuation of Optional Currency Loans is not then available, any notice of continuation with respect thereto shall be deemed withdrawn, and such Optional Currency Loans shall be prepaid on the last day of the Interest Period with respect to any such Optional Currency Loans, subject to the provisions of subsection 2.12(c) and to the Borrower's right to reborrow in Dollars or in another Optional Currency pursuant to Section 2.4.

                  (d) The Borrower may deliver to the Agent a written request that Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein, provided, that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Banks in the applicable interbank market. The Agent may grant or deny such request at the direction of the Banks. The Agent will promptly notify the Banks of any such request and whether the Agent has granted or rejected such request. The Agent will promptly notify the Borrower of the acceptance or rejection by the Agent of the Borrower's request. The requested currency shall be approved as an Optional Currency hereunder only if the Agent approves the Borrower's request.

                  (e) The Agent may, with respect to notices by the Borrower for Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Tranche, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Agent shall promptly notify the Borrower and the Banks of such rounded amounts and the Borrower's request or notice shall thereby be deemed to reflect such rounded amounts.

               2.7 Fees.

                  (a) The Borrower agrees to pay to the Agent for the account of each Bank, on each December 31, March 31, June 30 and September 30 during the Commitment Period and on the date on which the Commitments shall be permanently reduced or terminated as provided herein, a commitment fee (the "Commitment Fee") at a rate per annum equal to the Commitment Fee Rate in effect from time to time on the amount of the average daily unused amount of the Commitment during the preceding quarter (or shorter period commencing with the date hereof or ending with the Termination Date or the date on which such Commitments shall be terminated or reduced). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be paid in Dollars. The Commitment Fees due to each Bank shall commence to accrue on the date hereof, and shall cease to accrue on the Termination Date. The Agent shall distribute the applicable Commitment Fees on the Loans among the Banks pro rata in accordance with their respective Commitment Percentages.

                  (b) The Borrower agrees to pay the Agent, for its own account, administrative and other fees at the times and in the amounts set forth in the Fee Letter.

                  (c) The foregoing fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the foregoing fees shall be refundable under any circumstances.

               2.8 Letter of Credit Subfacility.

                  (a) The Borrower may request the issuance of a letter of credit (each, a "Letter of Credit") by delivering to the Issuing Bank a completed Application and agreement for letters of credit in such form and with such other certificates, documents and information as the Issuing Bank may specify from time to time by no later than 10:00 a.m., Philadelphia time, at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Bank, in advance of the proposed date of issuance. Each Letter of Credit shall be denominated in Dollars. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.8, the Issuing Bank will issue a Letter of Credit, provided, that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than five (5) Business Day prior to the Termination Date, and provided further, that in no event shall (i) the amount of the Letter of Credit Obligations at any one time exceed the lesser of
(x) $5,000,000, or (y) the Commitments minus the Dollar Equivalent amount of the outstanding Loans or (ii) the sum of the aggregate Dollar Equivalent amount of all Loans made by a Bank plus such Bank's share (based on its Commitment Percentage) of the amount of Loans and Letter of Credit Obligations then outstanding exceed its Commitment. The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any Letter of Credit Participant to exceed any limits imposed by any applicable Requirement of Law. Notwithstanding the provisions of this Section 2.8, the Banks and the Borrower hereby agree that the Issuing Bank may issue upon the Borrower's request, one or more Letter(s) of Credit which by its or their terms may be extended for additional periods of up to one year each provided that (i) the initial expiration date (or any subsequent expiration date) of each such Letter of Credit is not later than five
(5) Business Days prior to the Termination Date, and (ii) renewal of such Letters of Credit, at the Issuing Bank's discretion, shall be available upon written request from the Borrower to the Issuing Bank at least thirty (30) days (or such other time period as agreed by the Borrower and the Agent) before the date upon which notice of renewal is otherwise required.

                  (b) The Borrower shall pay in Dollars (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") computed at the Letter of Credit Fee Rate in effect from time to time and (ii) to the Agent for the account of the Issuing Bank a fronting fee equal to 0.125% per annum, on the daily average undrawn stated amount of outstanding Letters of Credit (computed in each case on the basis of the actual number of days such Letters of Credit are outstanding in a year of 360 days), which amounts shall be payable quarterly in arrears commencing with the last Business Day of each December, March, June and September following the issuance of a Letter of Credit and on the Termination Date. The Borrower shall also pay to the Agent in Dollars for the sole account of the Issuing Bank, the Issuing Bank's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit. Once paid, all of the above fees shall be nonrefundable under all circumstances. The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the Banks all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

                  (c) (i) The Issuing Bank irrevocably agrees to grant and hereby grants to each Letter of Credit Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each Letter of Credit Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such Letter of Credit Participant's own account and risk, an undivided interest equal to such Letter of Credit Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued by the Issuing Bank hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each Letter of Credit Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit issued by the Issuing Bank for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Letter of Credit Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such Letter of Credit Participant's share (based on its

Commitment Percentage) of the amount of such draft or any part thereof, which is not so reimbursed. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Bank.

                      (ii) If any amount required to be paid by any Letter of Credit Participant to the Issuing Bank pursuant to subsection 2.8(c)(i) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is not paid to the Issuing Bank on the date such payment is due from such Letter of Credit Participant, such Letter of Credit Participant shall pay to the Issuing Bank on demand an amount equal to the product of (x) such amount, times (y) the daily average Federal Funds Effective Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (z) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Bank submitted to any Letter of Credit Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                      (iii) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any Letter of Credit Participant its pro rata share of such payment in accordance with subsection 2.8(c)(i), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including by way of set-off or proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such Letter of Credit Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such Letter of Credit Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

                  (d) (i) The Borrower agrees to reimburse the Issuing Bank in respect of a Letter of Credit on each date on which a draft presented under such Letter of Credit is paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its Principal Office in Dollars and in immediately available funds.

                      (ii) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the per annum rate of the Base Rate plus 2.0% and shall be payable on demand by the Issuing Bank.

                  (e) (i) The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 2.8(d)(i) shall not be affected by, among other things (x) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, provided, that reliance upon such documents by the Issuing Bank shall not have constituted gross negligence or willful misconduct of the Issuing Bank or (y) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (z) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                      (ii) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

                      (iii) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

                  (f) If any draft shall be presented for payment to the Issuing Bank under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit and any other obligation expressly imposed by the provisions of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International

Chamber of Commerce Publication No. 500 ("Publication 500") other than Article 48(g) thereof, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  (g) To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

                  (h) The Borrower agrees to be bound by the terms of each Application and the Issuing Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the Borrower's own. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto. To the extent not otherwise inconsistent with this Agreement, the provisions of Publication 500 are hereby made a part of this Agreement with respect to the obligations in connection with each Letter of Credit.

                  (i) Each Bank's payment obligation under subsection 2.8(c) and the obligations of the Borrower to reimburse the Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable under any circumstances, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

                  (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever;

                  (ii) any lack of validity or enforceability of any Letter of Credit;

                  (iii) the existence of any claim, set-off, defense or other right which the Borrower or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower and the beneficiary for which any Letter of Credit was procured);

                  (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Issuing Bank has been notified thereof;

                  (v) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                  (vi) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower;

                  (vii) any breach of this Agreement or any other Loan Document by the Borrower;

                  (viii) the occurrence or continuance of an insolvency proceeding with respect to the Borrower;

                  (ix) the fact that an Event of Default or a Default shall have occurred and be continuing;

                  (x) the fact that the Termination Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                  (xi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                  (j) In addition to amounts payable as provided in Section 9.5, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Bank and the Banks from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Issuing Bank of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  (k) As between the Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Bank shall have been notified thereof); provided, that reliance upon such documents by the Issuing Bank shall not have constituted gross negligence or willful misconduct of the Issuing Bank;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile, cable, telex or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank's rights or powers hereunder.

               In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not create any liability of the Issuing Bank to the Borrower or any Bank.

               2.9 Interest Rates and Payment Dates. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate or LIBOR Rate set forth below applicable thereto, it being understood that, subject to the provisions of this Agreement, the Borrower may select different interest rates and different Interest Periods to apply simultaneously to Loans comprising different Tranches and may convert to or renew one or more interest rates with respect to all or any portion of Loans comprising any Tranche, provided, that there shall not be at any one time outstanding more than five (5) Tranches in the aggregate. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate. Interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrower in such Optional Currency.

                  (a) Subject to the provisions of Section 2.10, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate.

                  (b) Subject to the provisions of Section 2.10, each LIBOR Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days, provided that, for Loans made in an Optional Currency for which a 365-day basis is the only market practice available to the Agent, such rate shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the LIBOR Rate for the Interest Period in effect for such LIBOR Loan plus the Applicable Margin.

                  (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan; provided, that (i) interest accruing on overdue amounts pursuant to Section 2.10 shall be payable on demand as provided in such Section and (ii) accrued and unpaid interest on such Loans shall be payable on the Termination Date.

                  (d) As soon as practicable the Agent shall notify the Borrower and the Banks of (i) each determination of a LIBOR Rate and (ii) the effective date and the amount of each change in the interest rate on a LIBOR Loan or Base Rate Loan. Each determination of an interest rate by the Agent, pursuant to any provision of this Agreement (including this Section 2.9 and Section 2.10) shall be conclusive and binding on the Borrower and the Banks in the absence of clearly demonstrable error. At the request of the Borrower, the Agent shall deliver to the Borrower a statement showing the quotations used by it in determining any interest rate pursuant to subsections 2.9(a) and (b).

               2.10 Default Interest. Upon the occurrence of and during the continuance of an Event of Default under subsection 7.1(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amount payable hereunder, shall bear interest from the date of such occurrence at a rate per annum which is equal to (i) with respect to Loans in Dollars, the greater of (a) two percent (2%) in excess of the Base Rate, and (b) the LIBOR Rate plus the Applicable Margin, and (ii) with respect to Loans in an Optional Currency, two percent (2.0%) in excess of the interest rate per annum at which one day deposits (or if such amount remains unpaid for more than three Business Days, then for such longer time as the Agent may elect) in the applicable Optional Currency are offered by major banks in the appropriate market, in each case, (after as well as before judgment). Upon the occurrence of and during the continuance of an Event of Default other than under subsection 7.1(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amounts payable hereunder, shall bear interest from the date that the Agent, at the written request of the Required Banks, shall send notice to the Borrower of the application of the default rate at a rate per annum which is equal (i) with respect to Loans in Dollars, the greater of (a) two percent (2%) in excess of the Base Rate, and (b) the LIBOR Rate plus the Applicable Margin, and (ii) with respect to Loans in an Optional Currency, two percent (2.0%) in excess of the interest rate per annum at which one day deposits (or if such amount remains unpaid for more than three Business Days, then for such longer time as the Agent may elect) in the applicable Optional Currency are offered by major banks in the appropriate market, in each case, (after as well as before judgment).

               2.11 Pro Rata Treatment of Loans and Payments; Commitment Fees.

                  (a) Except as required under Section 2.13, each borrowing by the Borrower hereunder, each payment or prepayment of principal of the Loans, each payment of interest on such Loans, each payment of Commitment Fees and Letter of Credit Fees, and each reduction of the Commitments, shall be made pro rata among the Banks in accordance with their Commitment Percentages.

                  (b) Each Bank agrees that in computing such Bank's portion of any borrowing to be made hereunder, the Agent may, in its discretion, round each Bank's percentage of such borrowing to the next higher or lower whole Dollar amount.

               2.12 Payments.

                  (a) The Borrower shall make each payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder not later than 11:00 a.m., Philadelphia time, on the date when due to the Agent at its offices set forth in Section 9.2 for the ratable accounts of the Banks in Dollars in immediately available funds; provided that, any payments of principal of or interest on a Loan in an Optional Currency shall be made not later than the time that the Borrower shall be notified by the Agent for payments with respect to such Optional Currency, on the date due in immediately available funds at the Lending Office at which such Loan was made in such funds as may then be customary for the settlement of international transactions in such other Optional Currency. Such payments shall be made without set-off or counterclaim of any kind. The Agent shall distribute to the Banks any payments received by the Agent promptly upon receipt in like funds as received. The Agent shall promptly distribute such amounts to the Banks in immediately available funds. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required).

                  (b) Whenever any payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder (other than payments on LIBOR Loans) shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable. Whenever any payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder on a LIBOR Loan shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (c) The entire amount of principal of and interest on any Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Loan was made, provided, however, that if it is impossible or illegal for the Borrower to effect payment of a Loan in the Optional Currency in which such Loan was made, or if the Borrower defaults in its obligations to do so, the Required Banks may at their option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of the Agent, or
(ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Required Banks may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, the Borrower shall make such payment and the Borrower agrees to hold each Bank harmless from and against any loss incurred by any Bank arising from the cost to such Bank of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrower hereunder, the Borrower's obligations under this subsection shall survive termination of this Agreement.

               2.13 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

                  (a) The Agent shall have the rights specified in subsection 2.13(c) if on any date on which a LIBOR Rate would otherwise be determined, the Agent shall have determined that:

                      (i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate; or

                      (ii) a contingency has occurred which materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing relating to the London interbank LIBOR market relating to the LIBOR Rate.

                  (b) The Agent shall have the rights specified in subsection 2.13(c) if at any time any Bank shall have determined that:

                      (i) the making, maintenance or funding of any Loan to which a LIBOR Rate applies has been made unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), or

                      (ii) the making, maintenance or funding of any Loan to which a LIBOR Rate applies has been made impracticable by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), or

                      (iii) such LIBOR Rate will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                      (iv) after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Loan to which a LIBOR Rate applies are not available to such Bank in the London interbank market.

                  (c) In the case of any event specified in subsection 2.13(a) above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in subsection 2.13(b) above, such Bank(s) shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank(s), in the case of such notice given by such Bank(s), to allow the Borrower to select, convert to or renew a LIBOR Rate or select an Optional Currency (as applicable) shall be suspended until the Agent shall have later notified the Borrower, or such Bank(s) shall have later notified the Agent, of the Agent's or such Bank(s)', as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under subsection 2.13(a) and the Borrower has previously notified the Agent of their selection of, conversion to or renewal of a LIBOR Rate and such interest rate has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Base Rate Loan to the extent permitted hereunder. If any Bank notifies the Agent of a determination under subsection 2.13(b), the Borrower shall, subject to the Borrower's indemnification obligations under subsection 2.18 as to any Loan of the Bank to which a LIBOR Rate applies, on the date specified in such notice either (i) as applicable, convert such Loan (if not denominated in an Optional Currency) to the Base Rate or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 2.15. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate upon such specified date unless such Loan is in an Optional Currency in which case such Loan shall be prepaid.

             2.14 Termination, Reduction and Extension of Commitments.

                  (a) The aggregate Commitments shall be automatically and permanently reduced by (i) $1,666,666.67 on the last day of each fiscal quarter of the Borrower, commencing March 31, 2001, until the aggregate Commitments have been reduced by $20,000,000 in the aggregate pursuant to the provisions of this subsection (i), and (ii) the amount by which the aggregate principal amount borrowed pursuant to the Securitization exceeds $40,000,000 at any time (this provision shall not constitute consent by any Bank to increase the Indebtedness permitted in the Securitization); provided that, the reduction provided for in subsection (ii) shall not be counted as a reduction pursuant subsection (i) above). The Commitments shall be automatically terminated on the Termination Date whereupon all Loans and accrued interest thereon shall become due and payable.

                  (b) Upon at least five Business Days' prior irrevocable written (including facsimile) notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in a minimum principal amount of $1,000,000 or in a whole multiple thereof, and (ii) the Commitments may not be reduced or terminated if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Dollar Equivalent Facility Usage at such time would exceed the aggregate amount of the Commitments at such time. Any such voluntary reduction of the Commitments shall reduce the scheduled reductions of the aggregate Commitments under Section 2.14(a)(i) in inverse order.

                  (c) Each reduction in the Commitments hereunder shall be made ratably among the Banks in accordance with their respective Commitment Percentages. The Borrower shall pay to the Agent for the account of the Banks on the date of each termination or reduction of the Commitments, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

                  (d) (i) During the period beginning one hundred and twenty
(120) days and ending sixty (60) days prior to the initial and any subsequent Termination Date, the Borrower may deliver to the Agent (which shall promptly transmit to each Bank) a notice (an "Extension Request") requesting that the Commitments be extended to the date one year after the Termination Date then in effect (a "Subsequent Termination Date"). Within thirty (30) days after its receipt of any such notice, each Bank shall notify the Agent of its willingness or unwillingness so to extend its Commitment. Any Bank that shall fail so to notify the Agent within such period shall be deemed to have declined to extend its Commitment. In the event that Banks holding at least 51% of the Commitments shall approve an Extension Request (i) the respective Commitments of the Banks shall, upon the full repayment to any Declining Bank (as defined below) provided for in the last sentence of this paragraph, and without further act by any party hereto, be extended to the Subsequent Termination Date but only with respect to the Banks that have given such written approval, and (ii) the term "Termination Date" shall thereafter mean such Subsequent Termination Date. Any such extension shall be evidenced by a written agreement among the Agent, the Banks that have approved such Extension Request and the Borrower, such agreement to be in form and substance acceptable to the Agent and the Banks. Except to the extent that a Bank that did not give its written approval to such Extension Request (a "Declining Bank") is replaced prior to the Termination Date in effect prior to such Extension Request (the "Declining Bank's Maturity Date"), as provided in clause (ii) below, the Loans and all interest, fees and other amounts owed to such Declining Banks hereunder shall be paid in full on the Declining Bank's Maturity Date.

                  (ii) In the event that the Banks holding at least 51% of the Commitments shall have approved an Extension Request, the Borrower shall have the right, but not the obligation, at its own expense, upon notice to a Declining Bank and the Agent, to replace such Declining Bank (in accordance with and subject to the restrictions contained in Section 9.6) at any time before the fifth (5th) day prior to the Termination Date with a bank or other financial institution (a "Replacement Bank") willing to purchase all of the Declining Banks' interests and to approve the extension of the Termination Date. Upon the request of the Agent, a Declining Bank will transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.6) all of its interests, rights and obligations under its Commitment to the applicable Replacement Bank; provided, however, that (i) no such assignment shall conflict with any Requirement of Law, and (ii) such Declining Bank shall be paid in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Declining Bank and all other amounts accrued for such Declining Bank's account or owed to it hereunder with respect to its Commitment and Loans (including fees and any unpaid costs or expenses). The addition of such Replacement Bank or Banks shall be subject to the consent of the Agent, which consent will not be unreasonably withheld.

                  (iii) At any time prior to the replacement of a Declining Bank pursuant to clause (ii) above, the Borrower may, upon not less than 15 days' prior written notice to the Agent and such Declining Bank, elect to repay in full all Loans held by such Declining Bank as of a Business Day (prior to such Declining Bank's Maturity Date) set forth in such notice. In the event of such election by the Borrower, the Borrower shall pay to the Agent on the date designated in such notice, for the account of such Declining Bank, the outstanding amount of all Loans and other sums payable to such Declining Bank hereunder and all amounts (if any) payable to such Declining Bank under Section
2.18 by reason of such payment.

               2.15   Prepayment of Loans.

                  (a) The Borrower shall have the right at any time and from time to time to prepay Loans in the currency or currencies in which such Loans were made, in whole or in part, without premium or penalty (but in any event subject to subsection 2.18), upon prior written, telecopy or telephonic notice to the Agent given, in the case of Base Rate Loans, no later than 11:00 a.m., Philadelphia time, one Business Day before any proposed prepayment, and in the case of LIBOR Loans, no later than 11:00 a.m., Philadelphia time, three Business Days before any such proposed prepayment. In each case the notice shall specify the date, amount and currency of each such prepayment, whether the prepayment is of LIBOR Loans or Base Rate Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each; provided, however, that each such partial prepayment shall be in the principal amount of at least (i) with respect to prepayments of Base Rate, $1,000,000 or in whole multiples of $100,000 in excess thereof, and (ii) with respect to prepayments of Loans in Dollars that bear interest at the LIBOR Rate, $2,500,000 or in whole multiples of $100,000 in excess thereof, and (iii) with respect to prepayment of Loans in an Optional Currency, the Dollar Equivalent of $2,500,000 or in whole multiples of $100,000 in excess thereof.

                  (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.14, the Borrower shall pay or prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Facility Usage at such time would not exceed the aggregate amount of the Commitments at such time. Any prepayment in respect of a voluntary reduction of the Commitments pursuant to Section 2.14(b) shall be applied to reduce scheduled reductions of the aggregate Commitments under Section 2.14(a)(i) in inverse order.

                  (c) If on any Computation Date the amount of the Dollar Equivalent Facility Usage is greater than the aggregate amount of the Commitments at such time, as a result of a change in exchange rates between one or more Optional Currencies and Dollars, then the Agent shall notify the Borrower of the same and the Borrower shall within two (2) Business Days after receiving such notice prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Facility Usage shall not exceed the aggregate amount of the Commitments after giving effect to such prepayments.

                  (d) All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Base Rate Loans, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loan was made. If the Borrower fails to specify the applicable Tranche which the Borrower is prepaying, the prepayment shall, subject to the immediately prior sentence, be applied to Base Rate Loans, then to Dollar LIBOR Loans and then to Optional Currency Loans, with payments applied to LIBOR Loans being applied in order of next maturing Interest Periods. Any prepayment hereunder shall be subject to the Borrower's obligation to indemnify the Banks under Section 2.18.

                  (e) Upon receipt of any notice of prepayment, the Agent shall promptly notify each Bank thereof.

                  (f) Amounts prepaid pursuant to this Section (other than subsection (b) hereof) may be reborrowed, subject to the terms and conditions hereof.

               2.16   Requirements of Law.

                  (a) In the event that any change in any Requirement of Law or in the interpretation, or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any LIBOR Loan made by it or payments by the Borrower of principal, interest, fees or other amounts due from the Borrower hereunder, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by Section 2.17 and changes in the rate of tax on the net income or franchise taxes of such Bank or a surcharge on the net income or franchise taxes of such
Bank);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, letters of credit or other extensions of credit by, or any other acquisition of funds by, any Bank or any Lending Office of any Bank which is not otherwise included in the determination of the interest rate on such LIBOR Loan hereunder; or

                  (iii) shall impose on any Bank or any Lending Office of any Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank or its Lending Office, by an amount which such Bank reasonably deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, maintaining any commitment hereunder or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall as promptly as practicable (but in all events within ten (10) days) pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable, provided, however, that the Borrower shall not be liable to any Bank or the Agent for costs incurred more than ninety (90) days prior to receipt by the Borrower of such demand for payment from such Bank or, as the case may be, the Agent, unless such costs were incurred prior to such ninety (90) day period as a result of such present or future applicable law being retroactive to a date which occurred prior to such ninety (90) day period and such Bank or, as the case may be, the Agent, has given notice to the Borrower of the effectiveness of such law within ninety (90) days after the effective date thereof, and the Borrower shall not be required to pay any such compensation for any such increased costs to the extent that the Agent or requesting Bank fails to claim such compensation for any similar increased costs from any similarly-situated borrower. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection setting out in reasonable detail the calculation thereof and a statement that such compensation is being requested from all other similarly-situated borrowers of such Bank, submitted by such Bank, through the Agent, to the Borrower shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, the Borrower shall as promptly as practicable pay such Bank, upon its demand, such additional amount or amounts as will compensate such Bank for such reduction. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Borrower, through the Agent, of the event by reason of which it has become so entitled, provided, however, that the Borrower shall not be liable to any Bank or the Agent for costs incurred more than ninety (90) days prior to receipt by the Borrower of such demand for payment from such Bank or, as the case may be, the Agent, unless such costs were incurred prior to such ninety (90) day period as a result of such present or future applicable law being retroactive to a date which occurred prior to such ninety (90) day period and such Bank or, as the case may be, the Agent, has given notice to the Borrower of the effectiveness of such law within ninety (90) days after the effective date thereof, and the Borrower shall not be required to pay any such compensation for any such increased costs to the extent that the Agent or requesting Bank fails to claim such compensation for any similar increased costs from any similarly-situated borrower. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Borrower shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (c) Each Bank agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrower of any additional amount under subsections 2.16(a) or (b); provided, however, that no Bank shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.

               2.17   Taxes.

                  (a) All payments made by the Borrower hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto (excluding, in the case of the Agent and each Bank, net income taxes and franchise or gross receipts taxes imposed on the Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank (excluding a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes)) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent and each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify the Agent and each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection) paid by the Agent or any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent or a Bank makes written demand therefor.

                  (d) Within 30 days after the date of any payment of any Taxes by the Borrower, if available, the Borrower shall furnish to the Agent and each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in subsections 2.17(a) through (d) shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

                  (f) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8ECI or W-8BEN or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Borrower and the Agent two further copies of the said Form W-8ECI or W-BEN and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrower and the Agent. Each such Bank shall certify (i) in the case of a Form W-8ECI or W-BEN, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9 or successor applicable form, that it is entitled to an exemption from United States backup withholding tax.

                  (g) Notwithstanding the foregoing subsections 2.17(a) through
(e), the Borrower shall not be required to pay any additional amounts to any Bank in respect of United States withholding tax pursuant to such subsections if
(i) the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the requirements of subsection 2.17(f) or
(ii) such Bank shall not have furnished the Borrower with such forms listed in subsection 2.17(f) and shall not have taken such other steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax.

               2.18   Indemnity.

                  (a) The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (ii) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment (whether voluntary, mandatory, as a result of acceleration or otherwise) of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense (but not any loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any amounts that a Bank is entitled to receive under this
Section 2.18 submitted by such Bank, through the Agent, to the Borrower shall be conclusive in the absence of clearly demonstrable error and all such amounts shall be paid by the Borrower promptly upon demand by such Bank. This covenant shall survive the termination of this

Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) For the purpose of calculation of all amounts payable to a Bank under this subsection, each Bank shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate, in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Bank may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumptions shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               2.19   Judgment Currency.

                  (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

                  (b) The obligation of the Borrower in respect of any sum due from the Borrower to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.

               2.20 European Monetary Union. (a) If, as a result of the implementation of the European monetary union, (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro, or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Agent shall so request in a notice delivered to the Borrower, then any amount payable hereunder by the Borrower in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing the European monetary union. Prior to the occurrence of the event or events described in clauses (i) and (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that Optional Currency.

                  (b) The Borrower agrees, at the request of the Agent, to compensate the Agent or any Bank for any loss, cost, expense or reduction in return that the Agent or such Bank shall reasonably determine shall be incurred or sustained by the Agent or such Bank as a result of the implementation of the European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of the Agent or such Bank setting forth the determination of the amount or amounts necessary to compensate the Agent or such Bank shall be delivered to the Borrower through the Agent and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrower shall pay the Agent or such Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

                  (c) The Borrower and the Agent agree at the time of or at any time following the implementation of any changes to the European monetary union, to use reasonable efforts to enter into an agreement amending this Agreement in order to reflect the implementation of such changes, and to place the Banks and the Borrower in the position with respect to the settlement of payments of the Euro as they would have been with respect to the settlement of the Optional Currency it replaced.

               2.21 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.16 or 2.17 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Bank, cause such Bank and its lending office(s) to suffer no economic, legal, regulatory or other disadvantage, and provided, further, that nothing in this Section shall affect or delay the required performance of any of the obligations of the Borrower or the rights of any Bank pursuant to Sections 2.16 or 2.17.

               2.22. Substitution of Banks. Upon the receipt by the Borrower from any Bank (an "Affected Bank") of a notice under Section 2.13(b) or a claim under Section 2.16 or 2.17, the Borrower may: (a) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (b) replace such Affected Bank by designating another bank or financial institution that is willing to acquire such Loans and assume such Commitment; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement bank or institution shall purchase, at par, all Loans, accrued interest and other amounts owing to such replaced Bank on and as of the date of replacement, (iv) the Borrower shall be liable to such replaced Bank under Section 2.18 if any LIBOR Loan owing to such replaced Bank shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto and shall pay any such amounts to such Bank on the date of such replacement, (v) the replacement bank or institution, if not already a Bank, shall be reasonably satisfactory to the Agent, (vi) the replaced Bank shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower or replacement Bank shall be obligated to pay the registration and processing fee) and (vii) the Borrower shall pay all additional amounts (if any) required pursuant to Sections 2.16 or 2.17, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

               To induce the Agent and the Banks to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Bank that:

               3.1    Financial Condition.

                  (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2000 and the related consolidated statements of income and of cash flows for the period ended on such date, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guaranty Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

                  (b) The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2000 and the related unaudited consolidated statements of income and of cash flows for the fiscal quarter ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal quarter then ended (subject to normal fiscal year end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any material Guaranty Obligation (except for any Guaranty Obligation not reflected because the underlying Indebtedness is reflected or not required by GAAP to be reflected on such consolidated balance sheet), liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

               3.2 No Change. Since September 30, 2000, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

               3.3 Corporate Existence; Compliance with Law. Each of the Borrower, each Domestic Subsidiary, and each Material Subsidiary that is a Foreign Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to transact business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that its failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power, authority, and legal right to make, deliver and perform this Agreement, the Applications and each other Loan Document to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the Extensions of Credit on the terms and conditions of this Agreement and each other Loan Document to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrower) is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, the Applications or any other Loan Document. This Agreement has been and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               3.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes, the Applications and the other Loan Documents by the Borrower, the Extensions of Credit extended hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of the Borrower pursuant to any such Requirement of Law or Contractual Obligation, except for Liens created for the benefit of the Agent and the Banks pursuant to the Loan Documents.

               3.6 No Material Litigation. Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could have a Material Adverse Effect.

               3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

               3.8 Taxes. The Borrower has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be), where the failure to do any of the foregoing would have a Material Adverse Effect; no federal tax Lien has been filed against the Borrower or any of its Subsidiaries.

               3.9 Federal Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U or any other Regulations of the Board of Governors of the Federal Reserve System. If requested by the Agent, the Borrower will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U. No part of the proceeds of the Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

               3.10 ERISA. Each Plan (such representations in respect of any Multiemployer Plan being made to the best knowledge of the Borrower) has complied in all material respects with the applicable provisions of ERISA and the Code. No prohibited transaction or accumulated funding deficiency or Reportable Event has occurred and is outstanding with respect to any Single Employer Plan. The present value of all accrued benefits under each Single Employer Plan of which the Borrower or a Commonly Controlled Entity is a sponsor (based on those assumptions used to fund the Plans), as calculated by the Borrower's actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of the Plans allocable to such benefits, except that the present value of all accrued benefits under the Borrower's Retirement Income Plan (which benefits have been frozen) may from time to time exceed the value of the assets of such Plan allocable to such benefits and Borrower continues to make required contributions to such Plan as calculated by such Plan's actuary. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither the Borrower nor any Commonly Controlled Entity would become subject under ERISA to any liability if the Borrower or any such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made. Such Multiemployer Plans are neither in Reorganization as defined in Section 4241 of ERISA nor Insolvent as defined in Section 4245 of ERISA. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits. Neither the Borrower nor any Commonly Controlled Entity has any or has received notice of any liability under the Coal Industry Retiree Health Benefit Act of 1992. Neither a Reportable Event nor an "accumulated funding deficiency" within the meaning of Section 412 of the Code or Section 302 of ERISA has occurred during the five year period to the date on which this representation is made or deemed made with respect to any Single Employer Plan or Multiemployer Plan. No termination of a Single Employer Plan has occurred, and no Lien on assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen during such five year period.

               3.11 Investment Company Act. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               3.12 Public Utility Holding Borrower Act. The Borrower is not subject to regulation as a "holding company", subject to regulation as an "affiliate" of a "holding company", or subject to regulation as a "subsidiary company" of a "holding company", in each case under the Public Utility Holding Company Act of 1935, as amended.

               3.13 Environmental Matters. Except as set forth on Schedule
3.13 and except to the extent that all of the following could not reasonably be expected to have a Material Adverse Effect:

                  (a) The Properties owned or operated by the Borrower or any Material Subsidiary do not contain, and to the knowledge of the Borrower and its Material Subsidiaries, have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in amounts or concentrations that constitute or constituted a violation of, or reasonably could give rise to liability under Environmental Laws.

                  (b) The Properties owned or operated by the Borrower or any Material Subsidiary and all operations and facilities of the Borrower or a Material Subsidiary at such Properties are in compliance, and have in the last five years been in compliance with all Environmental Laws, and there is no contamination at, under or about such Properties or violation of any Environmental Law with respect to such Properties or the business operated by the Borrower or any Subsidiary thereof which could reasonably be expected to interfere with the continued operation of any of such Properties. Neither the Borrower nor any of its Subsidiaries has assumed any liability of any Person under Environmental Laws.

                  (c) Neither the Borrower nor any of its Subsidiaries has received or is aware of any claim, notice of violation, alleged violation, non-compliance, investigation or advisory action or potential liability regarding environmental matters or compliance of Environmental Law with regard to the Properties which has not been satisfactorily resolved by the Borrower or Subsidiary, nor is the Borrower nor any Subsidiary aware or have reason to believe that any such action is being contemplated, considered or threatened.

                  (d) Materials of Environmental Concern have not been generated, treated, stored, transported or disposed of, at, on, from or under any of the Properties by the Borrower nor any of its Subsidiaries, nor have any Materials of Environmental Concern been transferred by the Borrower nor any of its Subsidiaries from the Properties to any other location except in either case in the ordinary course of business of the Borrower or any Subsidiary thereof in compliance with all Environmental Laws and such that it could not reasonably be expected to give rise to material liability under any applicable Environmental Law.

                  (e) There are no governmental, administrative actions or judicial proceedings pending or, to the best knowledge of the Borrower and its Subsidiaries after reasonable inquiry, contemplated or threatened under any Environmental Laws to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operation of the Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the business operated by the Borrower or any of its Subsidiaries in violation of or in amounts or in a manner that could reasonably be expected to give rise to material liability under any Environmental Law.

               3.14 No Material Misstatements. No financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Agent or any Bank in connection with the negotiation of this Agreement, any Note or any other Loan Document contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading under the circumstances under which they were made or given, where such misstatement or omission would be material to the interests of the Banks with respect to the performance of the Borrower of its obligations hereunder or thereunder.

               3.15 Title to Properties. The Borrower has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases, except for minor defects in title that do not interfere in any material respect with its ability to conduct its businesses as presently conducted. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby unless the failure to be in effect or to obtain such consent would not have a Material Adverse Effect.

               3.16 List of Subsidiaries. All of the Subsidiaries of the Borrower as of the date hereof are listed on Schedule 3.16 to this Agreement, and the respective number of shares of authorized Capital Stock and issued and outstanding Capital Stock, and the percentage of such outstanding Capital Stock owned by the Borrower and its Subsidiaries are as set forth on such schedule. The Subsidiaries designated on Schedule 3.16 as "Inactive" have no assets or liabilities and conduct no operations and (i) have not done so during the two year period prior to the Closing Date or (ii) are in the process of being dissolved, which dissolution the Borrower will cause to be completed.

               3.17 Solvency. The Borrower is, and after receipt and application of the initial Loans hereunder will be, solvent such that: (a) the fair value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of the Borrower) is greater than the total amount of its liabilities, including without limitation,

Guaranty Obligations (without duplication with respect to any Guaranty Obligation and the underlying Indebtedness guaranteed thereby), (b) the present fair salable value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of the Borrower) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (c) it is able to realize upon its assets and pay its debts and other liabilities and commitments (including Guaranty Obligations) as they mature in the normal course of business. The Borrower (a) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (b) is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged.

               3.18 Insurance. All insurance policies and bonds maintained by the Borrower and its Subsidiaries or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and its Subsidiaries in accordance with prudent business practice in the industry of the Borrower and its Subsidiaries.

               3.19 Year 2000. Prior to January 1, 2000, the Borrower reviewed the areas within its business and operations which could be adversely affected by, and developed a program to address on a timely basis, the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem did not result in, and is not reasonably expected to result in, any Material Adverse Effect.

SECTION 4.  CONDITIONS PRECEDENT

               4.1 Conditions to Closing. This Agreement shall become effective upon the satisfaction of each of the following conditions precedent:

                  (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Agent, each Bank and the Borrower, with a counterpart for each Bank, and (ii) for the account of each Bank, a Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

                  (b) Pledge Agreements, Guarantors. With respect to all Foreign Subsidiaries that are Material Subsidiaries (except for AFWL), the Agent shall have received a Pledge Agreement in the form set forth as Exhibit D hereto from the Borrower or the Subsidiary that owns Capital Stock of such Foreign Subsidiary, pledging 65% of the Capital Stock of such Foreign Subsidiary owned by the Borrower and its Subsidiaries, together with stock certificates and undated stock powers in form and substance acceptable to the Agent. The Agent shall have received a Pledge Agreement in the form set forth as Exhibit D hereto from the Borrower and any other Subsidiary that owns Capital Stock of Kulicke and Soffa Investments, Inc., pledging 100% of the Capital Stock of Kulicke and Soffa Investments, Inc. owned by the Borrower and its Subsidiaries, together with stock certificates and undated stock powers in form and substance acceptable to the Agent. The Agent shall have received a Guaranty in the form set forth as Exhibit E hereto from each Domestic Subsidiary of the Borrower other than Kulicke and Soffa Investments, Inc. and Flip Chip.

                  (c) Corporate Proceedings; No Default. The Agent shall have received, with a counterpart for each Bank, a certificate of the Secretary or an Assistant Secretary of the Borrower dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, and
(ii) the Extensions of Credit contemplated hereunder and that such resolutions attached thereto have not been amended, modified, revoked or rescinded, (B) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of the Borrower and (C) that the representations contained in
Section 3 are true and correct in all material respects, that the Borrower is in compliance with all covenants contained herein and there exists no Default or Event of Default after giving effect to the initial Loans hereunder.

                  (d) Corporate Documents. The Agent shall have received, with a counterpart for each Bank, true and complete copies of the articles or certificate of incorporation certified by the Secretary of State or similar official of the state of organization of the Borrower, and the by-laws of the Borrower, in each case, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower. The documents and certifications of the Secretary or an Assistant Secretary contemplated in this subsection may be included within the certificate contemplated by subsection 4.1(c) above.

                  (e) Fees and Expenses. The Agent shall have received (i) the fees required to be paid on the Closing Date pursuant to the Fee Letter and (ii) all other fees and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including, without limitation, the reasonable fees and expenses accrued through the Closing Date of Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Agent in connection with the transactions contemplated by the Loan Documents.

                  (f) Legal Opinion. The Agent shall have received the executed legal opinion of Drinker Biddle, counsel to the Borrower, substantially in the form of Exhibit F.

                  (g) Good Standing. The Agent shall have received certificates of good standing, subsistence and/or status dated a recent date from the Secretary of State or appropriate taxing or other authorities in the jurisdiction of incorporation or organization of the Borrower and the States of Alabama, Arizona, California and Indiana.

                  (h) Acquisition Documents. The Agent shall have received copies of all agreements, documents and instruments delivered to or by the Borrower on or prior to the Closing Date pursuant to which the Cerprobe Acquisition and the Probe Acquisition are or will be completed.

                  (i) Material Adverse Change. Since September 30, 2000, there shall have been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  (j) Existing Credit Arrangements. On or before the initial Extension of Credit, the Existing Credit Agreement shall have been terminated and all Indebtedness thereunder shall have been repaid in full, all collateral (if any) pledged to secure such Indebtedness shall be released and executed amendments to Uniform Commercial Code financing statements shall either have been filed or be provided to the Agent, except that any Letters of Credit issued under the Existing Credit Agreement shall remain outstanding and shall be deemed to be Letter of Credit Obligations hereunder.

                  (k) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

               4.2 Conditions to Each Extension of Credit. The agreement of each Bank to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower herein and in the other Loan Documents, shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties relate to an earlier date (in which case the representations and warranties that expressly relate to an earlier date shall be true and correct in all material respects as of such earlier date).

                  (c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

Each request by the Borrower for an Extension of Credit hereunder shall constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the conditions contained in this Section 4.2 have been satisfied.

SECTION 5.  AFFIRMATIVE COVENANTS

               The Borrower hereby agrees that, so long the Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid (unless the Agent is holding as cash collateral with respect to each Letter of Credit, the Letter of Credit Coverage Requirement), or any other amount is owing to any Bank or the Agent hereunder, the Borrower shall:

               5.1    Financial Statements.  Furnish to each Bank:

                  (a) as soon as available, but in any event not later than 90 days after the close of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower and its consolidated Subsidiaries, including therein a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated statements of income and retained earnings and changes in cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior fiscal year with such changes thereon as shall be approved by the Borrower's independent certified public accountants, such financial statements to be certified by a firm of nationally recognized independent certified public accountants selected by the Borrower, without a "going concern" or like qualification or exception or qualification arising out of the scope of the audit, and a copy of all management letters delivered by such accountants to the Borrower during such fiscal year; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries, including therein (i) a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter, (ii) the related consolidated statements of income and retained earnings of the Borrower and its consolidated Subsidiaries, and (iii) the related consolidated statement of changes in cash flows of the Borrower and its consolidated Subsidiaries all for the period from the beginning of such fiscal quarter to the end of such fiscal quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and accompanied by a certificate of a Responsible Officer of the Borrower stating that the financial statements fairly present the financial condition of the Borrower and its consolidated Subsidiaries as of the date and for the periods covered thereby (subject to normal fiscal year end audit adjustments).

                  (c) not later than the end of each fiscal year, an annual budget and financial projection for the Borrower and its Subsidiaries for the next fiscal year.

               5.2    Certificates; Other Information.  Furnish to each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Responsible Officer of the Borrower (each a "Compliance Certificate") showing in detail the calculations demonstrating compliance with the financial covenants set forth in
Section 6.1, together with a certificate of a Responsible Officer of the Borrower stating that such officer has obtained no knowledge of any Default or Event of Default except as specifically indicated; if the Compliance Certificate shall indicate that such officer has obtained knowledge of a Default or Event of Default, such Compliance Certificate shall state what efforts the Borrower is making to cure such Default or Event of Default;

                  (b) no later than the twentieth day of each fiscal month, a certificate of a Responsible Officer of the Borrower showing in detail the calculations demonstrating compliance with the financial covenant set forth in
Section 6.1(b) as of the last day of the prior fiscal month; and

                  (c) within five days after the same are sent, copies of all financial statements and reports which the Borrower sent to its stockholders and (without duplication) within 15 days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor Governmental Authority and promptly, such additional financial and other information as the Agent or any

Bank may from time to time reasonably request.

               5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including but not limited to all taxes, assessments and governmental charges and levies upon them or upon its income, profits or property prior to the date on which penalties attach thereto), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

               5.4 Maintenance of Existence. Except as otherwise permitted in
Section 6.3, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law, and cause each of its Material Subsidiaries to do the same, except to the extent that failure to comply therewith could not in the aggregate, reasonably be expected to have a Material Adverse Effect.

               5.5  Maintenance of Insurance; Property.

                  (a) Insure, and cause each of its Material Subsidiaries to insure, its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker's compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self insurance to the extent customary.

                  (b) Maintain, and cause each of its Material Subsidiaries to maintain, in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and, from time to time, each of the Borrower and its Subsidiaries will make or cause to be made all appropriate repairs, renewals or replacements thereof, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

               5.6 Inspection of Property; Books and Records; Discussions. Keep, and cause its Material Subsidiaries to keep, proper books of records and account in conformity with GAAP and all Requirements of Law; and upon reasonable notice permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with their independent certified public accountants.

               5.7 Notices.  Promptly give notice to the Agent and each Bank of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any Subsidiary thereof or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any Subsidiary thereof and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

                  (c) any litigation or proceeding by or against the Borrower or any Subsidiary thereof which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, as reasonably determined by the Borrower's corporate counsel;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, any Lien in favor of PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan or (iii) an assessment of liability under the Coal Industry Retiree Health Benefit Act of 1992; and

                  (e) an event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower and its Subsidiaries propose to take with respect thereto.

               5.8    Environmental Laws.

                  (a) Comply with, and require compliance by all Subsidiaries and all tenants and all subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to so comply or obtain or maintain such documents could not reasonably be expected to have a Material Adverse Effect;

                  (b) Comply with, and cause all Subsidiaries to comply with, all final lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws; and

                  (c) Defend, indemnify and hold harmless the Agent and the Banks, and their respective employees, agents, officers, directors, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of or noncompliance with or liability under any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto which in each case relate to or arise in connection with the Borrower or any of its Subsidiaries, any Property or any activities relating to any other property or business of the Borrower or its Subsidiaries or the enforcement of any rights provided herein or in the other Loan Documents, including, without limitation, attorneys' and consultants' fees, response costs, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of any of the foregoing enumerated parties. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment of the Notes.

               5.9 New Foreign Subsidiaries; AFWL. Immediately after the time that any Foreign Subsidiary becomes a Material Subsidiary, the Borrower or the applicable Subsidiary shall (a) execute and deliver to the Agent a Pledge Agreement in the form attached hereto as Exhibit D that covers sixty-five percent (65%) of the ownership interest of the Borrower and its Subsidiaries in such Foreign Subsidiary and shall also deliver the original stock certificates (and undated stock powers) which evidence sixty-five percent (65%) of the ownership interest of the Borrower and its Subsidiaries therein to the Agent in accordance with and subject to the terms and provisions set forth in Exhibit D and (b) use its reasonable best efforts to deliver to the Agent within thirty days thereafter, a Pledge Opinion, together with any other documents or instruments required by counsel in order to enable it to deliver such Pledge Opinion; provided that the foregoing pledge obligation shall not apply to AFW for so long as it is prohibited from executing Pledge Agreements in favor of the Agent pursuant to the RAL Agreements. If at any time AFW is not longer prohibited from executing Pledge Agreements in favor of the Agent pursuant to the RAL Agreements, AFW shall deliver to the Agent a Pledge Agreement in accordance with the terms of the first sentence of this Section 5.9.

               5.10 Use of Proceeds. Use the proceeds of the Loans (i) for working capital and general corporate purposes, (ii) for acquisitions permitted hereby and (iii) to repay Indebtedness under the Existing Credit Agreement.

               5.11 Post-Closing Opinions. Deliver to the Agent within thirty days after the Closing Date, a Pledge Opinion with respect to the pledge of sixty-five percent (65%) of the Capital Stock of Kulicke and Soffa PTE Ltd. owned by Kulicke and Soffa Foreign Investments, Inc., together with any other documents or instruments required by counsel in order to enable it to deliver such Pledge Opinion. The Borrower shall use its reasonable best efforts to deliver to the Agent within thirty days after the Closing Date, a Guaranty Opinion with respect to the Guaranty executed as of the Closing Date by all

Domestic Subsidiaries that are not organized under the laws of the State of Delaware or the Commonwealth of Pennsylvania, together with any other documents or instruments required by counsel in order to enable it to deliver such Guaranty Opinion. The Borrower shall deliver to the Agent within seven days after the Closing Date, a Guaranty Opinion with respect to the Guaranty executed as of the Closing Date by SVTR, Inc.

               5.12 Flip Chip Technologies, LLC. Cause Flip Chip Technologies, LLC ("Flip Chip") to execute and deliver to the Agent a Guaranty in the form of Exhibit E hereto not later than ten (10) days after Flip Chip becomes a Wholly-Owned Subsidiary.

               5.13 Acquisitions. The Borrower shall deliver to the Agent copies of all material agreements, documents and instruments delivered to or by the Borrower on or after the Closing Date pursuant to which the Cerprobe Acquisition and the Probe Acquisition are or will be completed.

SECTION 6.  NEGATIVE COVENANTS

               The Borrower hereby agrees that, so long as any Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid (unless the Agent is holding as cash collateral with respect to each Letter of Credit, the Letter of Credit Coverage Requirement), or any other amount is owing to any Bank or Agent hereunder, the Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

               6.1    Financial Condition Covenants.

                  (a) Leverage Ratio. As of the last day of any fiscal quarter of the Borrower, permit the Leverage Ratio to be greater than 2.75 to 1.

                  (b) Liquidity Ratio. At any time, permit the Liquidity Ratio to be less than 0.60 to 1.0.

                  (c) Minimum Net Worth. As of the last day of any fiscal quarter of the Borrower, permit the Net Worth to be less than $364,808,000, with adjustments after the Closing Date to reflect the write off of investments in research and development acquired through the Cerprobe Acquisition and the Probe Acquisition, which adjustments shall be determined by the Borrower and be acceptable to the Agent, plus an increase on the last day of each fiscal year of the Borrower commencing September 30, 2001, by an amount equal to 65% of the consolidated net income of the Borrower and its Subsidiaries (if a positive number) for each fiscal year ending on or after September 30, 2001.

                  (d) Minimum Usage. For the period from the Closing Date until the first anniversary thereof, permit the average aggregate Dollar Equivalent amount of all Loans and Letter of Credit Obligations outstanding to be less than eighty percent (80.0%) of the average total Commitments for such period, except to the extent any borrowing required to make up a shortfall in such percentage would result in a Default or Event of Default. For the period from the first anniversary of the Closing Date to the second anniversary of the Closing Date, permit the average aggregate Dollar Equivalent amount of all Loans and Letter of Credit Obligations outstanding to be less than the average outstanding loan amount under the Securitization for such period, except to the extent any borrowing required to make up a shortfall in such amount would result in a Default or Event of Default.

               6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

               6.3 Limitations on Fundamental Changes. (i) Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (ii) convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, (iii) acquire any Capital Stock in any other Person, (iv) acquire all or substantially all of the assets of any other Person, (v) acquire any partnership or joint venture interest in any other Person or (vi) make any Investment in any other Person (other than a Permitted Investment and further Investments in Subsidiaries that either have previously provided the Agent with a Guaranty and a Guaranty Opinion (if requested by the Agent) or whose Capital Stock has been pledged to the Agent pursuant to a Pledge Agreement, with respect to which a Pledge Opinion has been delivered to the Agent), except (x) as otherwise described in Schedule 6.3 attached hereto, (y) for mergers of Subsidiaries with existing Subsidiaries where either the Borrower or a Wholly-Owned Subsidiary of the Borrower is the surviving entity or the liquidation, winding up or dissolution of a Subsidiary that is not a Material Subsidiary and (z) for mergers and acquisitions of any other Person or Investments in any other Person which satisfy all of the following conditions:

(a) The Borrower is the surviving entity with respect to any such merger;

(b) Such merger, acquisition or Investment shall not cause the aggregate book value (without duplication) of all such (i) mergers and acquisitions by the Borrower and its Subsidiaries of Subsidiaries (other than any acquisition of equity interests in Flip Chip), to exceed $25,000,000 since the Closing Date,
(ii) Investments by the Borrower and its Subsidiaries made during the Borrower's fiscal year ending September 30, 2001 (A) in Flip Chip to exceed $15,000,000 or
(B) in other Subsidiaries (other than the Subsidiary party to the Securitization) that have not previously provided the Agent with a Guaranty and a Guaranty Opinion (if requested by the Agent) and whose stock was not pledged to the Agent pursuant to a Pledge Agreement, with respect to which a Pledge Opinion has been delivered to the Agent, to exceed $15,000,000 in the aggregate, or (C) in all Subsidiaries (other than the Subsidiary party to the Securitization) that have not previously provided the Agent with a Guaranty and a Guaranty Opinion (if requested by the Agent) and whose stock was not pledged to the Agent pursuant to a Pledge Agreement, with respect to which a Pledge Opinion has been delivered to the Agent, to exceed $25,000,000 in the aggregate, and (iii) Investments by the Borrower and its Subsidiaries made during any fiscal year of the Borrower thereafter in Subsidiaries (other than the Subsidiary party to the Securitization) that have not previously provided the Agent with a Guaranty and a Guaranty Opinion (if requested by the Agent) and whose stock was not pledged to the Agent pursuant to a Pledge Agreement, with respect to which a Pledge Opinion has been delivered to the Agent, to exceed (x) $15,000,000 in the aggregate or (y) $10,000,000 in any single Subsidiary;

(c) if the Subsidiary being acquired is a Domestic Subsidiary (other than the Subsidiary party to the Securitization), then such Subsidiary shall simultaneously execute and deliver to the Agent a Guaranty in the form of Exhibit E to this Agreement, and, upon the request of the Agent in its sole discretion, use its reasonable best efforts to deliver to the Agent a Guaranty Opinion within thirty days after such acquisition is completed, together with any other documents or instruments required by counsel in order to enable it to deliver such Guaranty Opinion; and

(d) if the Subsidiary being acquired is a Foreign Subsidiary which is a Material Subsidiary, then the Borrower or the applicable Subsidiary shall immediately execute and deliver to the Agent a Pledge Agreement in favor of the Agent in the form attached hereto as Exhibit D which encumbers sixty-five percent (65%) of the Borrower's and its Subsidiaries' ownership interest in such Foreign Subsidiary, together with the original stock certificates which evidence sixty-five percent (65%) of the Borrower's and its Subsidiaries' ownership interest therein and undated stock powers, in accordance with and subject to the terms and provisions set forth in Exhibit D; and such Subsidiary shall use its reasonable best efforts to deliver to the Agent within thirty days thereafter, a Pledge Opinion, together with any other documents or instruments required by counsel in order to enable it to deliver such Pledge Opinion;

provided, that immediately after any such transaction referred to in this Section and after giving effect thereto, the Borrower is in compliance with this Agreement and no Default or Event of Default shall have occurred and be continuing or result from such transaction.

Notwithstanding anything herein to the contrary, until the date thirty days after the Closing Date, all of the Domestic Subsidiaries party to the Guaranty on the Closing Date that are not organized under the laws of Pennsylvania or Delaware shall be deemed to have delivered a Guaranty Opinion solely for purposes of this Section 6.3. Notwithstanding anything herein to the contrary, until the date thirty days after the Closing Date, Kulicke and Soffa Foreign Investments, Inc. shall be deemed to have delivered a Pledge Opinion pursuant to
Section 5.11 solely for purposes of this Section 6.3.

               6.4 Limitation on Sale of Assets. Sell, transfer, lease or otherwise dispose of all or any part of their respective assets except for (i) the sale of Inventory in the ordinary course of its business, either directly to end customers or to the Borrower or other Subsidiaries for the ultimate sale to end customers, (ii) the disposition of equipment for obsolescence or which is, in the Borrower's reasonable judgment, no longer necessary in the operation of its business in the ordinary course thereof, (iii) the transfer of assets between Subsidiaries that either have provided the Agent with a Guaranty or whose stock has been pledged to the Agent pursuant to a Pledge Agreement, (iv) the sale of receivables in connection with the Securitization, (v) sale and leaseback transactions with respect to assets owned by the Borrower on the Closing Date not exceeding $10,000,000 in the aggregate in any fiscal year of the Borrower and other sale and leaseback transactions with respect to assets purchased by the Borrower after the Closing Date, (vi) any other disposition which does not exceed $1,000,000 per disposition and $10,000,000 in the aggregate for all dispositions made in any single fiscal year of the Borrower. Notwithstanding the foregoing, but only to the extent necessary to complete a pending sale, transfer, lease or other disposal of one hundred percent (100%) of the Borrower's then current ownership interest in any of its then current Subsidiaries in a manner that otherwise complies in all respects with the applicable provisions of this Agreement, upon the prior written request of the Borrower received by Agent at any time other than during the continuance of an Event of Default, the Agent and the Banks agree to execute all documentation reasonably necessary to release its claims under either (1) the Guaranty, if any, that such Subsidiary had previously executed and delivered to the Agent or (2) the Pledge Agreement, if any, that the Borrower or its Subsidiary executed in connection with the pledge of the ownership interest of the Borrower in the Subsidiary in question.

               6.5 Limitation on Indebtedness. Create, incur, assume or suffer or permit to exist any Indebtedness except:

                  (a) Indebtedness to the Banks under the Loan Documents;

                  (b) Indebtedness in connection with Capital Leases or Purchase Money Security Interests not to exceed $20,000,000 outstanding in the aggregate at any time;

                  (c) Subordinated Debt;

                  (d) Indebtedness incurred pursuant to the Securitization; and

                  (e) Other Indebtedness in an aggregate principal amount outstanding not to exceed $10,000,000 at any time.

               6.6 Limitation on Distributions. Except as set forth in Schedule
6.6 attached hereto, the Borrower will not suffer or permit any Subsidiary to be subject to any agreement or restriction which prohibits such Subsidiary from repaying or making cash dividends on or reductions of any Investment in such Subsidiary.

               6.7 Transactions with Affiliates. Except for transactions required by the Securitization or as expressly permitted in this Agreement or between the Borrower and any Subsidiary or between Subsidiaries, directly or indirectly enter into any transaction or arrangement whatsoever (including without limitations any purchase, sale, lease or exchange of property or the rendering of any service) or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing in the ordinary course of and pursuant to the reasonable requirements of the Borrower's and its Subsidiaries' business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

               6.8 Use of Proceeds. Directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U.

               6.9 Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than September 30.

               6.10 No Negative Pledge. Enter into any agreement with any Person other than the Agent and the Banks which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired.


SECTION 7.  EVENTS OF DEFAULT

               7.1 Events of Default. If any of the following events shall occur and be continuing:

                  (a) The Borrower (i) shall fail to pay when due any principal on any Note or any Reimbursement Obligation when due, or (ii) shall fail to pay any other amount payable hereunder or thereunder (including without limitation any fees) within five (5) days after the date due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document is incorrect or misleading in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in Section 6.1 of this Agreement; provided that, in the case of a default under Section 6.1(b), such default is not cured within ten (10) days by the transfer of Permitted Investments to a Bank or affiliate thereof such that they would constitute Cash Investments and as a result thereof, the covenant in Section 6.1(b) would be satisfied, and, in the case of a default under Section 6.1(d), such default continues uncured for
(30) days; or

                  (d) The Borrower or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in subsections (a) through (c) above) or any other Loan Document, and such default shall continue unremedied (if it is capable of being remedied in such period) for a period of thirty (30) days after the earlier of
(i) the date on which the Borrower or the Subsidiary in question has actual knowledge thereof and (ii) the date on which the Agent gives the Borrower and/or the Subsidiary in question written notice thereof; or

                  (e) The Borrower, the Subsidiary party to the Securitization or any Material Subsidiary shall (i) fail to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or any Material Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), and, as a result thereof (assuming the giving of appropriate notice thereof, if required), Indebtedness in an aggregate amount of $500,000 or more which is included therein or secured or covered thereby shall have been declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable, (ii) suffer or permit Indebtedness in an aggregate amount of $500,000 or more which is included in any Debt Instrument or secured or covered thereby to have been declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable, or (iii) fail to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument; or

                  (f) The Borrower or any of its Material Subsidiaries applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Borrower or any of its Material Subsidiaries or any of the property of the Borrower or any of its Material Subsidiaries or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or any of its Material Subsidiaries or for a substantial part of its property and is not discharged within sixty (60) days. Any bankruptcy, reorganization, liquidation, dissolution or other case and proceeding under any bankruptcy or insolvency law is commenced in respect of the Borrower or any of its Material Subsidiaries and, if such case or proceeding is not commenced by the Borrower or the Material Subsidiary in question, it is consented to or acquiesced in by the Borrower or the Material Subsidiary in question or remains undismissed for sixty (60) days. The Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they generally become due; or

                  (g) The Borrower or any of its Material Subsidiaries shall suffer final judgments for the payment of money in an aggregate amount of $500,000 or more not covered by insurance or reserves satisfactory to the Agent and shall not discharge, satisfy or stay the same within a period of thirty (30) days; or

                  (h) Without limiting the covenants and representations made herein relating ERISA matters: (A) any Reportable Event which the Agent reasonably determines to constitute grounds for the termination of any employee benefit plan by the PBGC or for the appointment by any United States District Court of a trustee to administer or liquidate any Plan; (B) the termination of any employee benefit plan, or any Defined Benefit Plan described in Section 414(j) or Section 414(k) of the Code, the present value of whose benefits that may be guaranteeable under Title IV of ERISA exceeds the amount of plan assets allocable to such benefits; (C) the appointment by any United States District Court of a trustee to administer any Plan; (D) the institution by the PBGC of proceedings to terminate any Plan; (E) the failure by the Borrower or any Commonly Controlled Entity to meet the minimum funding standards established in
Section 302 of ERISA; or (F) the assertion of any claim of, or demand for, withdrawal liability under ERISA by any Multiemployer

Plan to which the Borrower or any Commonly Controlled Entity heretofore contributed or currently contributes, in each case, which has had or could reasonably be expected to have a Material Adverse Effect; or

                  (i) The Borrower or any of its Material Subsidiaries discontinues its business operations or materially changes the nature of its business; or

                  (j) (i) Any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated thereunder (a "Person") shall have, or have acquired, on a cumulative basis, beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing a majority of the combined voting power of all securities of the Borrower entitled to vote in the election of directors (hereinafter called a "Controlling Person"); or (ii) a majority of the Board of Directors of the Borrower shall cease for any reason to consist of: (A) individuals who on the date hereof were serving as directors of the Borrower or (B) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the Board is recommended or approved by a majority of the Board of Directors of the Borrower. For purposes of clause (i) above, a Person shall not be a Controlling Person if such Person holds voting power in good faith and not for the purpose of circumventing this Section as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (i) above;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Commitments (including the obligations of the Issuing Bank to issue Letters of Credit and the Banks to participate therein) shall immediately terminate, and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents shall automatically and immediately become due and payable (including, without limitation, all Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), and (B) if such event is any other Event of Default, with the consent of the Required Banks, the Agent may, or upon the written request of the Required Banks, the Agent shall, (i) by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments and the obligations of the Banks to make Loans, and the obligation of the Issuing Bank to issue Letters of Credit and the Banks to participate in any Letters of Credit thereafter issued shall immediately terminate; (ii) by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable (including, without limitation, all Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); and/or (iii) by notice to the Borrower require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest bearing account with the Agent, as cash collateral for its obligations under this Agreement, the Notes and the Applications, an amount equal to the Letter of Credit Coverage Requirement, and the Borrower hereby pledges to the Agent and the Banks, and grant to the Agent and the Banks a security interest in, all such cash as security for such obligations. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Agent, for the account of the Issuing Bank and the Letter of Credit Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 8.  THE AGENT

               8.1 Appointment. Each Bank hereby irrevocably designates and appoints PNC Bank, National Association as the Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes PNC Bank, National Association, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Loan Documents or otherwise exist against the Agent. PNC Bank, National Association agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement and the other Loan Documents.

               8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Banks for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement, the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrower.

               8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Loan Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

               8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that unless and until the Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

               8.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement and each other Loan Document to which it is a party. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               8.7 Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation, if any, of the Borrower to do so) in Dollars, ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.

               8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

               8.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks and the Borrower. If the Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which appointment shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld and shall not be required if there shall then exist a Default or Event of Default). If no successor agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 60 days after the retiring Agent's giving of notice of resignation then the retiring Agent may, on behalf of the Banks, appoint an interim successor agent. Any interim successor agent appointed under the preceding sentence may be replaced at any time by a successor agent designated by the Required Banks and subject to the approval of the Borrower (which approval shall not be unreasonably withheld and shall not be required if there shall then exist a Default or Event of Default). Any such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

               8.10 Beneficiaries. Except as expressly provided herein, the provisions of this Section 8 are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof, except for the Borrower's rights under Section 8.9 to approve a successor Agent. In performing its functions and duties under this Agreement and the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

SECTION 9.  MISCELLANEOUS

               9.1 Amendments and Waivers. Neither this Agreement, any Note any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the written consent of the Required Banks, the Agent and the Borrower may, from time to time, enter into written amendments (including letter amendments), supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or any other Loan Document or changing in any manner the rights of the Banks or of the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate of interest or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder or extend the period for payment thereof, or change the duration or the amount of any Bank's Commitment in each case without the consent of the Bank affected thereby or (b) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Banks or change the definition of Securitization, or consent to the release of any collateral for the repayment of the Loans, any Pledge Agreement or any Guaranty (except pursuant to the last sentence of Section 6.4), consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents, in each case without the written consent of all the Banks, or (c) amend, modify or waive any provision of Section 2.8 or any other provisions affecting Letters of Credit without the written consent of the Issuing Bank, or (e) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

               9.2 Notices; Lending Offices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including electronic transmission, facsimile transmission or posting on a secured Web site), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission notice, when sent during normal business hours with electronic confirmation or otherwise when received, or in the case of electronic transmission, when received and in the case of posting on a secured Web site, upon receipt of (i) notice of such posting and (ii) rights to access such Web site, addressed as follows in the case of the Borrower, and the Agent or the Issuing Bank, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

        The Borrower: Kulicke and Soffa Industries, Inc.
                             2101 Blair Mill Road
                             Willow Grove, PA 19090
                             Attention:  Robert F. Amweg
                             Facsimile: (215) 784-6180

        The Agent            PNC Bank, National Association
        or the               1600 Market Street
        Issuing Bank:        Philadelphia, PA 19103
                             Attention: Forrest B. Patterson, Jr.
                             Facsimile: (215) 585-6987

        with a copy to:      PNC Bank, National Association
                             One PNC Plaza, 22nd Floor
                             249 Fifth Avenue
                             Pittsburgh, PA  15222
                             Attention:  Arlene Ohler

                             Facsimile:  412-762-8672

provided that (a) any notice, request or demand to or upon the Agent, the Issuing Bank or the Banks pursuant to Sections 2.4, 2.5, 2.8, 2.14 and 2.15, shall not be effective until received and (b) any notice of a Default or Event of Default hereunder shall be sent by facsimile or nationally recognized overnight courier. Schedule I lists the Lending Offices of each Bank. Each Bank may change its Lending Office by written notice to the other parties hereto.

               9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

               9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and the syndication of, this Agreement, the Notes, the other Loan Documents and any other documents executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith, and the administration of the Loans, including without limitation, the reasonable fees and disbursements of counsel, (c) pay or reimburse the Agent and each Bank for all its out-of-pocket costs and expenses and internal legal costs and expenses (in the case of the Agent only) incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to the several Banks, (d) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (e) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, in tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of or in any other way arising out of or relating to, this Agreement, the Notes, the other Loan Documents or any such other documents contemplated by or referred to herein or therein or any action taken by any Bank or the Agent with respect to the foregoing including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Laws applicable to the operations of the Borrower or its Subsidiaries (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such person. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

               9.6 Successors and Assigns.

                  (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Bank.

                  (b) Each Bank may, in accordance with applicable law, sell to any Bank or Affiliate thereof and, with the consent of the Borrower (which shall not be required in the case of an assignment to an affiliate of the assigning Bank or any assignment hereunder at any time that an Event of Default has occurred and is continuing) and the Agent (which consents shall not be unreasonably withheld or delayed), to one or more banks or other financial institutions (each, a "Purchasing Bank") all or any part of its interests, rights and obligations under this Agreement, the Notes and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) so long as the Commitments are in effect, such assignment shall be in an amount not less than $5,000,000 (or such lesser amount as the Borrower and the Agent shall agree in their sole discretion), (ii) the parties to each such assignment shall execute and deliver to the Agent and the Borrower for its acceptance an Assignment and Acceptance, together with the Note subject to such assignment and a processing and recordation fee of $3,500 and (iii) unless otherwise agreed by the Agent and the Borrower in their sole discretion, such assignment shall be of all or a pro rata portion of such assigning Bank's Commitment and the Loans thereunder (i.e. no Bank may sell a non-pro rata interest). Upon acceptance and recording pursuant to paragraph (e) of this Section 9.6, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) such Purchasing Bank shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19, 5.8(c) and 9.5 (to the extent that such Bank's entitlement to such benefits arose out of such Bank's position as a Bank prior to the applicable assignment). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting amounts and percentages held by the Banks arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such assigning Bank under this Agreement, the Notes and the other Loan Documents. Notwithstanding any provision of this Section 9.6, the consent of the Borrower shall not be required for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Purchasing Bank thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrower or any Subsidiary thereof or the performance or observance by the Borrower or any Subsidiary thereof of any of its or their obligations under this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such Purchasing Bank represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such Purchasing Bank confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such Purchasing Bank will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such Purchasing Bank agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17 to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Purchasing Bank's exemption from United States withholding taxes with respect to all payments to be made to the Purchasing Bank under this Agreement.

                  (d) The Agent shall maintain at its offices in Philadelphia, Pennsylvania a copy of each Assignment and Acceptance and the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time. Such information maintained by the Agent shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Banks may treat each Person whose name is recorded pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and a Purchasing Bank (and in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Borrower and the Agent) together with the Note or Notes subject to such assignment and the processing and recordation fee referred to in paragraph (b) above, the Agent shall promptly (i) accept such Assignment and Acceptance, (ii) record the information contained therein and (iii) give notice thereof to the Banks. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrender of the original Note(s) (A) with respect to the assignment of Loans of any Bank, a new Note to the order of such Purchasing Bank in an amount equal to the amount of each applicable commitment assumed and (B) if the assigning Bank has retained a Commitment, a new Note to the order of such assignor in the amount equal to the Commitment retained by it. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Note shall be dated the date of the surrendered Note which it replaces and shall otherwise be in substantially the form of Exhibit A hereto. Canceled Notes shall be returned to the Borrower.

                  (f) Each Bank may without the consent of the Borrower or the Agent sell participations to one or more banks or other entities (each a "Participant") in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents, provided, however, that (i) such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, (iv) the Borrower, the Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, (v) in any proceeding under the Bankruptcy Code such Bank shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Bank, whether for its own account or for the account of any Participant,
(vi) such Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Bank or any other Loan Document, other than any such amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or releases any guarantor of such Loan other than as provided in Section 6.4 hereof.

                  (g) If amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that in purchasing such participation such Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in Section 9.8. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19, 5.8(c) and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the assigning Bank would have been entitled to receive in respect of the amount of the participation transferred by such assigning Bank to such Participant had no such transfer occurred.

                  (h) If any Participant of a Bank is organized under the laws of any jurisdiction other than the United States or any state thereof, the assigning Bank, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the assigning Bank (for the benefit of the assigning Bank, the other Banks, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the assigning Bank with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of the assigning Bank, the other Banks, the Agent and the Borrower) that it will deliver the tax forms and other documents required to be delivered pursuant to subsection 2.17(f) and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.

                  (i) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

               9.7 Disclosure of Information. Unless otherwise consented to by the Borrower in writing, each of the Banks and the Agent agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement; provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any Bank or the Agent, (c) to bank examiners, auditors or accountants, (d) to the Agent or any other Bank, (e) in connection with any litigation to which any one or more of the Banks or the Agent is a party (but only to the extent the Agent or such Bank reasonably deems necessary to protect its interests) and (f) to any Participant or Purchasing Bank (or prospective Participant or Purchasing
Bank) so long as such Participant or Purchasing Bank (or prospective Participant or Purchasing Bank) agrees to comply with the requirements of this section.

               9.8 Adjustments; Set-off.

                  (a) Except as provided in subsection 2.14(d) with respect to the Loans of a Declining Bank, if any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7.1(f), or otherwise), in a greater proportion than its Commitment Percentage of any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the benefitted Bank is required to pay interest thereon, in which case each Bank returning funds to the benefitted Bank shall pay its pro rata share of such interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Banks provided by law, upon the occurrence and during the continuance of an Event of Default, each Bank and affiliate thereof shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or affiliate to or for the credit or the account of the Borrower. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank or its affiliate, provided that the failure to give such notice shall not affect the validity of such set-off and application.

               9.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, on behalf of the Borrower, and each of the Banks.

               9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               9.11 Integration. This Agreement and the other Loan Documents represent the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

               9.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               9.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the Notes, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, and without limiting the provisions of Section 5.8(c), each of the Agent and the Banks waives, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

               9.14 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

                  (b) neither the Agent nor any Bank has any fiduciary relationship to the Borrower and the relationship hereunder between the Agent and Banks, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Banks or among the Borrower and the Banks.

               9.15 No Right of Contribution. On and after the occurrence of an Event of Default hereunder, the Borrower shall not seek or be entitled to any reimbursement from any Subsidiary, or be subrogated to any rights of the Banks against the Subsidiaries, in respect of any payments made pursuant to the Loan Documents, until all amounts owing to the Banks hereunder and under the Notes are paid in full.



               9.16 WAIVERS OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND
THE

BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY MANDATORY COUNTERCLAIM THEREIN.

               IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                    KULICKE AND SOFFA INDUSTRIES, INC.


        By: ________________________________
               Clifford G. Sprague
               Senior Vice President/CFO


                                    PNC BANK, NATIONAL ASSOCIATION,
                                    as a Bank and as Agent


                                    By:__________________________________
                                       Forrest B. Patterson, Jr.
                                       Vice President

                                    ABN AMRO BANK N.V., as a Bank


                                    By:__________________________________
                                    Name:
                                    Title:


                                    COMERICA BANK - CALIFORNIA, as a Bank



                                    By:__________________________________
                                    Name:
                                    Title:

EXHIBITS AND SCHEDULES TO CREDIT AGREEMENT

The following Exhibits are attached hereto:

EXHIBIT D Form of Pledge Agreement - Executed by Kulicke & Soffa Industries Inc. (pledging all shares of Kulicke & Soffa Investments, Inc.) and Kulicke & Soffa Foreign Investments, Inc. (pledging 65% of the shares of Kulicke & Soffa Pte. Ltd.)

EXHIBIT E  Form of Guaranty - Executed by each domestic subsidiary.


2. The following Exhibits and Schedules are not attached but a copy will be furnished to the Commission upon request.


SCHEDULES

SCHEDULE I        Bank and Commitment Information
SCHEDULE 3.6      Litigation
SCHEDULE 3.13     Environmental Matters
SCHEDULE 3.16     Subsidiaries
SCHEDULE 6.3      Fundamental Changes
SCHEDULE 6.6      Dividend Restrictions

EXHIBITS
--------

EXHIBIT A         Form of Note
EXHIBIT B         Form of Assignment and Acceptance Agreement
EXHIBIT C         Form of Notice of Borrowing
EXHIBIT F         Form of Opinion of Counsel

                                    EXHIBIT D

                                PLEDGE AGREEMENT


                  This Pledge Agreement, dated as of December 21, 2000, made by
                                                  (the "Pledgor" or "Borrower"),
in favor of PNC BANK, NATIONAL ASSOCIATION, as agent (in such capacity, the "Agent") for the banks and other financial institutions (collectively, the "Banks") parties to the Credit Agreement (as defined below) and the other holders of Obligations (as defined below).

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Borrower, the Banks and the Agent have entered into a Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, pursuant to the provisions of the Credit Agreement and upon the terms and subject to the conditions set forth therein, the Banks have severally agreed to make certain loans to the Borrower to be evidenced by the notes issued by the Borrower thereunder;

                  WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Capital Stock of the entities described on Schedule I hereto (each an "Issuer"); and

                  WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective loans to the Borrower under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the holders of the Obligations.

                  NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Banks to make their respective loans to the Borrower under the Credit Agreement, the Pledgor hereby agrees with the Agent, for the ratable benefit of the holders of the Obligations, as follows:

                  Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

         "Code" means the Uniform Commercial Code from time to time in effect in the Commonwealth of Pennsylvania.

         "Collateral" means the Pledged Stock and all Proceeds.

         "Obligations" shall mean the unpaid principal amount of, and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower to the Agent or to the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the Letters of Credit, this Pledge Agreement, the Guaranties, the other Loan Documents, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Banks that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement) or otherwise.

         "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

         "Pledged Certificates" means any certificates representing Pledged Stock, together with all options or rights of any nature whatsoever that may be issued or granted to the Pledgor while this Pledge Agreement is in effect.

         "Pledged Stock" means the Capital Stock of the Issuers owned by the Pledgor and described on Schedule I hereto, together with all certificates (including Pledged Certificates), options or rights of any nature whatsoever that may be issued or granted to the Pledgor while this Pledge Agreement is in effect.

         "Proceeds" means all "proceeds" as such term is defined in Section 9306(a) of the Code on the date hereof and, in any event, shall include, without limitation, all distributions or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

2. Pledge; Grant of Security Interest. The Pledgor hereby grants to the Agent, for the ratable benefit of the holders of the Obligations, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

3. Stock Powers. Concurrently with the delivery to the Agent of each Pledged Certificate, the Pledgor shall deliver an undated stock power covering such Pledged Certificate, duly executed in blank by such Pledgor, with, if the Agent requests, signature guaranteed.

4. Representations and Warranties. The Pledgor hereby represents and warrants that:

         (a) the Pledgor is the record and beneficial owner of the Pledged Stock set forth on Schedule I hereto;

         (b) all the Pledged Stock has been duly and validly issued and is fully paid and nonassessable;

         (c) the Pledgor has good and marketable title to the Pledged Stock set forth on Schedule I hereto, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement;

         (d) the chief executive office, chief place of business and state of incorporation of the Pledgor is set forth on Schedule II hereto; and

         (e) upon the delivery of the Pledged Certificates, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Pledged Stock set forth on Schedule I hereto, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Pledged Stock from the Pledgor.

5. Covenants. The Pledgor covenants and agrees with the Agent and the Banks that from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

         (a) If the Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization or any certificate issued in the event that Pledged Stock shall come to be represented by certificates), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Pledged Stock, or otherwise in respect thereof, except to the extent it would cause more than 65% of the Capital Stock of any Issuer to be pledged to the Agent for the benefit of the Banks, the Pledgor shall accept the same as the agent of the holders of the Obligations, hold the same in trust for the holders of the Obligations and deliver the same to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated power covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of any Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of any Pledged Stock or any property shall be distributed upon or with respect to any Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, except to the extent otherwise limited in this Pledge Agreement, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of any Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the holders of the Obligations, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Agent which shall not unreasonably be withheld, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any capital stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any capital stock or other equity securities of any nature of such Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or
(iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral or any of the other Capital Stock of any Issuer or any of its wholly-owned subsidiaries (together, the "Subsidiaries") or on any of the assets or property now owned or hereafter acquired by any Issuer or any of the Subsidiaries, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Agent for the benefit of the holders of the Obligations in and to the Pledged Stock owned by the Pledgor against the claims and demands of all Persons whomsoever.

         (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of a Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

         (d) The Pledgor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Stock owned by the Pledgor or in connection with any of the transactions contemplated by this Pledge Agreement including the granting of security hereunder or the exercising of any rights or remedies hereunder.

         (e) Unless it shall have given the Agent at least 30 days' prior written notice thereof, the Pledgor will not (i) change the location of its chief executive office or chief place of business, (ii) change its name, identity or organizational structure to such an extent that any financing statement filed by the Agent in connection with this Pledge Agreement would become seriously misleading or (iii) change the state of its incorporation.

6. Cash Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its rights pursuant to Section 8 below, and notwithstanding anything in Section 5(a) to the contrary, the Pledgor shall be permitted to receive all distributions (other than distributions paid in additional Capital Stock of any Issuer which shall be delivered to the Agent to the extent provided herein) and to exercise all voting and shareholder rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or shareholder right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes or any of the other Loan Documents.

7. Rights of the Agent.

         (a) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise its rights hereunder to the Pledgor,
(i) the Agent shall have the right to receive any and all cash distributions paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine, and (ii) all Pledged Stock shall, at the request of the Agent, be registered in the name of the Agent or its nominee, and the Agent, or its nominee may thereafter exercise (A) all voting, shareholder and other rights pertaining to the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the structure of any Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (b) The rights of the Agent and the other holders of the Obligations hereunder shall not be conditioned or contingent upon the pursuit by it or them of any right or remedy against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor any other holder of the Obligations shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         (c) The Agent may execute in its own name or on behalf of the Pledgor such UCC financing statement forms and similar instruments as the Agent may from time to time deem reasonably necessary or desirable to protect and perfect its security interest in the Collateral if the Pledgor has failed to do so within five days after written request by the Agent.

         (d) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Pledgor also hereby authorizes the Agent to file any such financing or continuation statements without the signature of the Pledgor to the extent permitted by applicable law. A carbon, photographic, facsimile or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

8. Remedies. If an Event of Default shall have occurred and be continuing and all applicable notice and cure periods shall have expired, the Agent, on behalf of the holders of the Obligations, may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign or give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each holder of any Obligation shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9504(a)(3) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against any holder of any Obligation arising out of the lawful exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by any holder of any Obligations to collect such deficiency. The Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under Section 9112 of the Code.

9. Registration Rights; Private Sales.

         (a) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any Issuer to register such securities for public sale under the Securities Act, or under applicable state or other securities laws, even if such Issuer would agree to do so.

         (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Agent and the Banks, that the Agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

10. Limitation on Duties Regarding Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither any holder of any Obligation nor any of its respective directors, officers, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

13. Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

14. No Waiver; Cumulative Remedies. No holder of any Obligation shall by any act (except by a written instrument pursuant to Section 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any default of any obligation under any Loan Document or in any breach of any of the terms and conditions hereof or thereof. No failure to exercise, nor any delay in exercising, on the part of any holder of any Obligation of any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any holder of any Obligation of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent, provided that any provision of this Pledge Agreement may be waived by the Agent in a letter or agreement executed by the Agent or by facsimile transmission from the Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the holders of the Obligations and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

16. Notices. All notices hereunder to the Agent, the Pledgor or any Issuer to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered or sent in the manner and to the respective addresses as provided in the Credit Agreement or, in the case of each Issuer, to its address set forth on
Schedule II hereto.

17. Irrevocable Authorization and Instruction. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying. The Pledgor hereby instructs each Issuer to mark its records to reflect the pledge of the Pledged Stock and to take such other action as may be required or customary to effect or evidence the pledge of the Collateral made and intended to be made pursuant to this Pledge Agreement.

18. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the holders of the Obligations with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

19. Submission to Jurisdiction; Waivers.

         (a) The Pledgor hereby irrevocably and unconditionally:

         (i) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement, or for recognition and enforcement of any judgment in respect thereof to the non-exclusive general jurisdiction of the courts of the Commonwealth of Pennsylvania, the courts of the United States of America in the Eastern District of Pennsylvania, and appellate courts from any thereof;

         (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set forth in Schedule II hereto or at such other address of which the Agent shall have been notified;

         (iv) waives and hereby acknowledges that it is estopped from raising any objection based on forum non conveniens, any claim that any of the above-referenced courts lack proper venue or any objection that any of such courts lack personal jurisdiction over it so as to prohibit such courts from adjudicating any issues raised in a complaint filed with such courts against the Pledgor concerning this Pledge Agreement;

         (v) acknowledges and agrees that the choice of forum contained in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in any forum or the taking of any action under this Pledge Agreement to enforce the same in any appropriate jurisdiction;

         (vi) waives, and without limiting the provisions of Section 5.8(c) of the Credit Agreement, the Agent waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive or consequential damages; and

         (vii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (B) THE PLEDGOR HEREBY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (a) ABOVE AND FOR ANY MANDATORY COUNTERCLAIM THEREIN.

20. Release. This Pledge Agreement and the Pledged Certificates and related instruments delivered to the Agent hereunder shall be released by the Agent upon the earlier of (a) a disposition of Pledged Stock pursuant to the terms of such
Section 6.4 of the Credit Agreement, to the extent of such disposition and in accordance with Section 6.4 and (b) the date on which the Obligations are paid in full and the Commitments are terminated. This Pledge Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

21. Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.





                                         By: ________________________________
                                             Clifford G. Sprague
                                             Senior Vice President/CFO



Agreed as to Section 19(a)(vi) and 20 only:

PNC BANK, NATIONAL ASSOCIATION, as Agent


By: ______________________________________
         Forrest B. Patterson, Jr.
         Vice President

ACKNOWLEDGMENT AND CONSENT


                  The undersigned Issuer referred to in the foregoing Pledge Agreement (the "Issuer") hereby acknowledges receipt of a copy of the Pledge Agreement to which this Acknowledgment and Consent is attached and agrees to be bound thereby and comply with the terms thereof insofar as such terms are applicable to it (including marking its records to reflect the pledge thereunder to the Agent). The Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement. The Issuer further agrees that the terms of Section 9(b) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of
Section 9 of the Pledge Agreement.

                                         [ISSUER NAME]


                                         By: ___________________________________
                                         Name:
                                         Title:

SCHEDULE I

                               TO PLEDGE AGREEMENT

                          DESCRIPTION OF PLEDGED STOCK

________________________________________________________________________________________________________________________________
                                                                                                       PERCENTAGE OF
ISSUER                                             TYPE OF SHARES           NUMBER OF SHARES           OUTSTANDING SHARES
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________

SCHEDULE II

                               TO PLEDGE AGREEMENT


CHIEF EXECUTIVE OFFICE OF PLEDGOR


STATE OF INCORPORATION OF PLEDGOR




ADDRESS OF ISSUERS

                                   EXHIBIT E

                                    GUARANTY

                  THIS GUARANTY, dated as of December 21, 2000 (this "Guaranty"), is made by each of the undersigned Subsidiaries of the Borrower (as defined below) (each, a "Guarantor") in favor of PNC Bank, National Association (the "Agent"), as agent for the financial institutions (the "Banks") from time to time parties to the Credit Agreement (as defined below).

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, Kulicke and Soffa Industries, Inc. (the "Borrower"), the Agent and the Banks have entered into a Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, each Guarantor is a Domestic Subsidiary of the Borrower and each Guarantor will benefit from the Loans made to the Borrower under the Credit Agreement; and

                  WHEREAS, the Credit Agreement requires that each Guarantor execute a Guaranty in favor of the Agent and the Banks.

                  NOW, THEREFORE, in consideration of the premises and to induce the Banks to make the Loans to the Borrower under the Credit Agreement, each Guarantor and the Agent, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined. As used herein, "Obligations" shall mean the unpaid principal amount of, and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower to the Agent or to the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the Letters of Credit, this Guaranty, any Pledge Agreement, the other Loan Documents, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Banks that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement) or otherwise.

2. Guaranty. Each Guarantor hereby unconditionally and irrevocably, jointly and severally, guaranties to the Agent and the Banks the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Agent and/or any Bank in enforcing, or obtaining advice of counsel in respect of, any of its rights under this Guaranty.

                  Each Guarantor agrees that whenever, at any time or from time to time, it shall make any payment to the Agent or any Bank on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guaranty. No payment or payments made by the Borrower or any other Person or received or collected by the Agent or any Bank from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Guarantor hereunder which shall, notwithstanding any such payment or payments, remain in full force and effect until the Obligations are paid in full, the Commitments are terminated and no Letter of Credit is outstanding.

3. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Agent and each Bank is hereby irrevocably authorized at any time and from time to time without notice to the Guarantors, any such notice being hereby waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of the Guarantors, in such amounts as such Bank may elect, on account of the liabilities of the Guarantors hereunder, as such Bank may elect, whether or not such Bank has made any demand for payment and although such liabilities and claims may be contingent or unmatured. Such Bank shall notify the Guarantors promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

4. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder or under any other Loan Document, or any set-off or application of funds of the Guarantor by the Agent or any Bank, the Guarantors shall not be entitled to be subrogated to any of the rights of any Bank against the Borrower or against any collateral security or guaranty or right of offset held by the Agent or any Bank for the payment of the Obligations, nor shall the Guarantors seek any reimbursement or indemnification from the Borrower in respect of payments made by the Guarantors hereunder or thereunder, until all amounts owing to the Agent and the Banks by the Borrower on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Banks segregated from other assets of such Guarantor, and shall forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent for the benefit of the Banks, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

5. Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantors, and without notice to or further assent by the Guarantors, any demand for payment of any of the Obligations made by any Bank may be rescinded by such Bank, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto may from time to time, in whole or in part, be amended, renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Bank, and the Credit Agreement, the Notes, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent, on behalf of the Banks, may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any other Loan Document or any property subject thereto.

6. Guaranty Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Bank upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty; and all dealings between the Borrower or the Guarantors, on the one hand, and the Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, due diligence, presentment, notice of dishonor, protest, demand for payment and any defense based upon the Agent's or any Bank's failure to comply with the notice requirements of the applicable version of the Uniform Commercial Code Section

9504. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (a) the validity or enforceability of the Credit Agreement, any Note, any other Loan Document, any of the Obligations or any collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by or for the benefit of the Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantors under this Guaranty, in bankruptcy or in any other instance. When the Agent or any Bank is pursuing its rights and remedies hereunder or thereunder against the Guarantors, such Person may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Bank to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guaranty or right of offset, shall not relieve the Guarantors of any liability hereunder or thereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or the Banks against the Guarantors.

7. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

8. Payments. Each Guarantor hereby agrees that the Obligations will be paid to the order of the Agent on behalf of the Banks without set-off or counterclaim in Dollars at the office of the Agent set forth in the Notes.

9. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. Paragraph Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

11. No Waiver; Cumulative Remedies. Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to paragraph 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or any Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

12. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Agent on behalf of the Banks. This Guaranty shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of the Agent and the Banks and their successors and assigns.

THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

13. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to the addresses for the Bank and the applicable Guarantor set forth, with respect to the Bank, in the Note and, with respect to the Guarantors, in the signature pages hereto or to such other address as one may give to the other in writing for such purpose.

14. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Agent under this Guaranty with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Guarantors, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Guarantors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

15. Indemnity. Each Guarantor agrees to indemnify each of the Agent and each Bank, its directors, officers and employees and each legal entity, if any, who controls any of them (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Guaranty; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Paragraph shall survive the termination of this Guaranty. Each Guarantor may participate at its expense in the defense of any such claim.

16. Submission to Jurisdiction; Waivers.

         (a) Each Guarantor hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof to the non-exclusive general jurisdiction of the courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable Guarantor at its address set forth below or at such other address of which the Agent shall have been notified;

(iv) waives and hereby acknowledges that it is estopped from raising any objection based on forum non conveniens, any claim that any of the above-referenced courts lack proper venue or any objection that any of such courts lack personal jurisdiction over it so as to prohibit such courts from adjudicating any issues raised in a complaint filed with such courts against the applicable Guarantor concerning this Guaranty;

(v) acknowledges and agrees that the choice of forum contained in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in any forum or the taking of any action under this Guaranty to enforce the same in any appropriate jurisdiction;

(vi) waives, and without limiting the provisions of Section 5.8(c) of the Credit Agreement, the Agent waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive or consequential damages; and

(vii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (b) EACH GUARANTOR, AND BY ITS ACCEPTANCE HEREOF THE AGENT, HEREBY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (a) ABOVE AND ANY MANDATORY COUNTERCLAIM THEREIN.

             EACH GUARANTOR ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS GUARANTY, INCLUDING THE WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.



             IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.


                                                    [GUARANTOR]
Address:    ______________________
            ______________________
            Attn:
            Telephone: ___________
            Fax: _________________          By:_________________________________
                                                      Name:
                                                      Title:

                                                    [GUARANTOR]
Address:    ______________________
            ______________________
            Attn:
            Telephone: ___________
            Fax: _________________          By:_________________________________
                                                       Name:
                                                       Title:


                                                    [GUARANTOR]
Address:    ______________________
            ______________________
            Attn:
            Telephone: ___________
            Fax: _________________          By:_________________________________
                                                       Name:
                                                       Title:

                                                    [GUARANTOR]
Address:    ______________________
            ______________________
            Attn:
            Telephone: ___________
            Fax: _________________          By:_________________________________
                                                       Name:
                                                       Title:




Agreed as to Section 16(a)(vi) only:

PNC BANK, NATIONAL ASSOCIATION, as Agent


By: _______________________________
         Forrest B. Patterson, Jr.
         Vice President